UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVANT TECHNOLOGIES INC.
(Exact name of small business issuer as specified in its charter)

Nevada	7370	38-4053064
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

c/o Eastbiz.com, Inc 5348 Vegas Drive, Las Vegas, NV 89108

(Address of principal executive offices and Zip Code)

(702) - 509 1747

(Registrant’s telephone number, including area code)

info@avanttechnologies.com

(Registrant’s email)

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The date of the Prospectus is February 28, 2025

PROSPECTUS

40,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 40,000,000 shares of common stock, par value $0.001 per share, of AVAI, Inc. ("we," "us," "our," the "Company," or "AVAI") held by a selling stockholder, consisting of the following:

Pursuant to an Equity Purchase Agreement entered into with GHS Investments LLC (“GHS”) dated July 17, 2024 (the (“Purchase Agreement”, “EPA”) the selling stockholders identified in this prospectus may offer and sell up to 40,000,000 shares of our common stock. If issued presently, the 40,000,000 shares of common stock registered for resale by GHS would represent approximately 29.14% of our existing issued and outstanding shares of common stock as of February 28, 2025, which totals 137,263,513 and approximately 22.56% of the fully diluted outstanding share capital, including issuance of the 40,000,000 shares.

This is the offering of Common Stock of Avant Technologies Inc. We are offering for sale a total of 40,000,000 shares of Common Stock at a price equal to 80% of the market price on the Put Date for the duration of the Offering (the “Offering”). There is no minimum number of shares that must be sold by us for the Offering to be completed, and we will retain the proceeds from the sale of any of the offered shares, which are sold. None of our Officers and Directors will receive commission or any other remuneration for such sales. In offering the securities on our behalf, our Officers and Directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

We are offering a total of 40,000,000 Common Shares for sale at a price equal to 80% of market price on the Put Date for the duration of the Offering (the “Offering”), for a period of two years from the effective date of this prospectus. If all of the shares offered by us are purchased, the gross proceeds to us will be $20,000,000. All funds raised hereunder will become immediately available to us and will be used in accordance with our intended “Use of Proceeds” as set forth herein. Because the offering has no set minimum, we may fail to raise enough capital to fund our intended operations

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 10 to read about factors you should consider before investing in shares of our common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

In this Prospectus, references to “AVANT” “AVAI” “TREND”, “TREN”, or “the Company,” or “we,” or “us,” and “our” refer to Avant Technologies Inc. (formerly Trend Innovations Holding Inc.). Except for the historical information contained herein, some of the statements in this report contain forward-looking statements that involve risks and uncertainties. These statements are found in the sections entitled “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk.” They include statements concerning: our business strategy; expectations of market and customer response; liquidity and capital expenditures; future sources of revenues; expansion of our proposed product line; and trends in industry activity generally. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expect,” “plan,” “could,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, but not limited to, the risks outlined under “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. For example, assumptions that could cause actual results to vary materially from future results include, but are not limited to our ability to successfully develop and market our products to customers; our ability to generate customer demand for our products in our target markets; the development of our target markets and market opportunities; our ability to manufacture suitable products at a competitive cost; market pricing for our products and for competing products; the extent of increasing competition; technological developments in our target markets and the development of alternate, competing technologies in them; and sales of shares by existing shareholders. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, can be found under ‘Risk Factors’ in Part I, Item 1A of this Prospectus on Form S-1. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. You should consider carefully the risks and uncertainties described under ‘Risk Factors’ in Part I, Item 1A of this Prospectus on Form S-1 as part of your evaluation of an investment in our securities.

●	We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

●	Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

●	The COVID-19 outbreak caused disruptions in our development operations, which have resulted in delays in existing projects and may have additional negative impacts on our operations.

●	Our results of operations have not resulted in profitability and we may not be able to achieve profitability going forward.

●	We have not generated positive cash flow from operations and our ability to generate positive cash flow is uncertain. If we are unable to generate positive cash flow or obtain sufficient capital when needed, our business and future prospects will be adversely affected and we could be forced to suspend or discontinue operations.

●	We will require additional capital to support business growth and this capital might not be available on acceptable terms, if at all.

●	We depend upon key personnel and need additional personnel.

●	Our business requires substantial capital and if we are unable to maintain adequate cash flows from operations our profitability and financial condition will suffer and jeopardize our ability to continue operations.

●	There is currently a limited public market for our common stock. Failure to further develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your stock.

●	If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

●	Because we are quoted on the OTC QB marketplace instead of a national securities exchange, our investors may experience significant volatility in the market price of our stock and have difficulty selling their shares.

●	Our stock price and trading volume may be volatile, which could result in substantial losses for our stockholders.

●	We have not paid dividends in the past and have no immediate plans to pay cash dividends.

●	Shares eligible for future sale may adversely affect the market for our Common Stock.

●	You may experience future dilution as a result of future equity offerings.

●	Our charter documents and Nevada law may inhibit a takeover that stockholders consider favorable.

●	There are limitations on director/officer liability.

●	Penny stock regulations may impose certain restrictions on marketability of our securities.

●	FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

BUSINESS DESCRIPTION

Avant Technologies Inc. (f/k/a Trend Innovations Holding Inc.) is a technology company specializing in acquiring, creating, and developing innovative and advanced technologies utilizing artificial intelligence (AI) as well as providing a host of information technology consulting services. The Company considers itself a native expert in the field of information technology based on artificial intelligence. The Company’s key acquisitions include Avant! AI, InstantFAME, and a Joint Venture and License Agreement (the “License Agreement”) with Ainnova Tech Inc. (“AINN”). These acquisitions provide the Company with resources in full-stack software development, database management, data integration, project management, and cloud services. Avant’s mission is to provide innovative and effective AI solutions that transform businesses and positively impact society. Avant strives to push the boundaries of AI technology and empower organizations to achieve their full potential. We believe that our technology can provide a self-sustained system that prepares its data from unlabeled information (Unsupervised Clustering), and then analyzes it using various, proprietary, supervised learning techniques, thereby improving data efficiency. Unsupervised learning pre-processes and extracts meaningful features from raw or unlabeled data, preparing them as inputs for the supervised learning model. This process also facilitates True Learning from Experience. Unsupervised learning is utilized to learn relevant information from many source domains. This knowledge is then evaluated and applied to a related or different domain(s), where information might be in short supply. This represents a true learning capability. Avant can leverage the knowledge learned from the source domain to improve performance in the other domains, as well as Factual discovery/conclusion by learning data. Avant’s Unsupervised learning techniques, like clustering, help identify groups or patterns in the data, reaching conclusions. Then its supervised learning mechanism can create new datasets (information), which are used for further domains, improving classification and regression tasks. This feature is a true reasoning mechanism.

Until the above acquisitions, the Company's "Thy News" application was one of the Company's key projects. Thy News is a worldwide application used for processing news from multiple sources. Thy News was created for users who value their time but want to keep up with the latest in world news. The app offers the user the opportunity to create their own news feeds solely from those sources that are of interest to them, as well as creating additional news feeds segmented by topic.

On May 23, 2023, the Company filed an application with the Financial Industry Regulation Authority (FINRA) in order to change the name and trading symbol of the Company. On July 18, 2023, FINRA announced the Company’s Name Change and Symbol Change, which became effective on July 19, 2023 on the OTC Markets. The Name Change and Symbol Change do not affect the rights of the Company’s security holders. The Company’s securities will continue to be quoted on the OTC Markets. Following the Name Change, the stock certificates, which reflect the former name of the Company, will continue to be valid. Certificates reflecting the Name Change will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

On June 28, 2019, the Company acquired Thy News LLC, an owner of a news application with feed from various sources that users can choose and customize. It is available for free download in Apple AppStore and Google Play Market. Users also will be able to subscribe for additional paid features that extend the functionality of the original app. At the moment of the first release, the app’s news database consisted of 24,000 processed news sources, and as of December 31, 2019 this amount increased for more 75,000 processed sources to a total of 99,000 processed sources. From January 1, 2020 to September 30, 2023 the Company acquired additional 50,000 processed sources. As of March 31, 2024, the users of the app have an opportunity to choose interesting and relevant news feeds from 149,000 processed sources.

On March 30, 2020, the Company acquired Itnia Co. LLC, a Wyoming limited liability company, an owner of MB Lemalike Innovations. Itnia Co. LLC provides services in the field of IT consulting using artificial intelligence technologies. Itnia Co. LLC, on behalf of Lemalike Innovations, provides IT consulting services including: i) Project Management and Software Administration; ii) Financial and Asset Management for IT; iii) Service Management for IT; and iv) Event Management for IT.

On March 6, 2023, the Company filed a Certificate of Amendment to its Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada to increase the number of authorized shares of the Company’s common stock from 255,000,000 to 520,000,000 shares (the “Charter Amendment”) of which 500,000,000 shall be common stock, $0.001 par value per share, and 20,000,000 shall be preferred stock, $0.001 par value per share.

Acquiring Avant! AI Assets

On April 3, 2023, the Company, entered into an Asset Purchase Agreement (“APA”) along with GBT Tokenize Corp. (“Seller”), which Seller developed and owns a proprietary system and method named Avant-Ai, which is a text-generation, deep learning self-training model that is working based on an innovative, unique concept which learns on its own and constantly enhances its information database with the advantage of unsupervised learning capabilities (the “System”).

At closing, in consideration of acquiring the System, the Company issued to the Seller 26,000,000 common shares of the Company (the “Shares”). The Shares will be restricted per Rule 144 as promulgated under the Securities Act of 1933, as amended (the “1933 Act”) and Seller agreed to a lock-up period of nine (9) months following closing (the “Lock Up Term”). In the event the Company is unable to up-list to Nasdaq either through a business combination or otherwise prior to the expiration of the Lock Up Term, the Seller may request within three (3) business days of the expiration of the Lock-Up Term, that all transactions contemplated by the APA be unwound.

In addition, the Company and Seller entered into a license agreement regarding the System, granting the Seller a perpetual, irrevocable, non-exclusive, non-transferable license for using the System enabling everyday users to have the experience of trading nft/crypto and become famous according to their artwork creations, without actually performing an actual trade while monetizing on their artwork creations.

Acquiring Instant Fame Assets

On April 3, 2023, the Company, entered into an Asset Purchase Agreement (“Treasure APA”) with Treasure Drive Ltd. (“TD”) pursuant to which the Company agreed to acquire a technology portfolio including certain source codes and pending patent applications which have applications in a variety of areas including creating systems and methods of facilitating digital rating and secured sales of digital works as well as core virtual reality platforms known as digital auction systems, rating and secure sales via open bid auctions (“Instant Fame Assets”).

At closing, in consideration of the Instant Fame Assets, the Company issued TD 5,000 shares of Series A Preferred Stock of the Company with a stated valued at $5,000 per share each (the “Preferred Shares Series A”). The Preferred Shares Series A may be converted at the option of TD into the Company shares of common stock at a conversion price equal to a 5% discount to the weighted average closing price during the five (5) days prior of such conversion, and will include a 4.99% beneficial ownership limitation. The Preferred Shares Series A will have no voting rights and will be entitled to a payment equal to the stated value of the Preferred Shares Series A in the event of the Company liquidation only. In the event the Company is unable to up-list to Nasdaq either through a business combination or otherwise prior to the expiration of the Lock Up Term, TD may request within three (3) business days of the expiration of the Lock-Up Term, that all transactions contemplated by the Treasure APA be unwound.

In addition, the Company and Elentina Group, LLC (“Elentina”) entered into a Service Agreements in which Elentina, was engaged to provide certain capital markets services for a flat quarterly fee of $75,000 paid in shares of common stock (the “Elentina Common Stock”). The Elentina Common Stock to be issued within five days of the first day of quarter during the term (ie January 1, April 1, July 1 and October 1). The Elentina Common Stock shall be fully earned upon issuance. The number of shares of Elentina Common Stock to be issued will be determined by dividing the quarterly fee of $75,000 by the Company’s ten (10) day VWAP, which shall at no point be less than $0.10 per share.

In connection with the offering, the Company filed a Certificate of Designation to its Articles of Incorporation designating 5,000 shares of its Preferred Stock of Series A.

Acquiring Wired4Health Assets

On April 5, 2024, the Company, entered into an Asset Purchase Agreement (“W4H APA”) with Wired4Health, Inc. (“Seller” or “W4H”), pertaining to certain technology assets, providing full-stack software development, database management, data integration, project management and cloud services resources. The assets being acquired include an agreement and amendments between W4H and Sentry Data Systems/Craneware, an agreement between W4H and Respec, Inc., agreements between W4H and all of its employees and contractors assigned to Sentry Data Systems/Craneware and Respec, Inc. customer accounts, Website and Internet Domain Name, Wired4Health.com and all of its content (the “Website“), and any other rights associated with the Website, including, without limitation, any intellectual property rights, all related domains, logos, customer lists and agreements, email lists, passwords, usernames and trade names, and all of the related social media accounts, if any, and any other associated rights, etc. (the “W4H Assets”).

At closing, in consideration of acquiring the Assets, the Company issued Seller an amortizing secured promissory note in the principal amount of $1,200,000 (“Secured Note”) of the Company’s Series B Convertible Preferred Stock with a stated value of $1,000,000 (the “Preferred Stock”)

The Secured Note is payable by the Company to the Seller in 24 equal monthly installments of principal and interest in the amount of $52,427.22 on the first day of each month, beginning on the first day of the month following the closing of the transaction and continuing on the first day of each consecutive month thereafter until the note is fully paid, but in no case less than two billing cycles of W4H activity. The Secured Note bears interest of five percent (5%) per annum accrued monthly (0.42% per month on the outstanding principal balance).

The Preferred Stock Series B has an aggregate stated value of $1,000,000, where the conversion price is equal to the lesser of $1.00 per share each, on a fully diluted basis, or the volume-weighted average market price (VWAP) of the Company’s common stock as traded on the OTC Markets for the most recent 30 days prior to deal closure (the “Conversion Price”). Conversion will include a 4.99% beneficial ownership limitation and a leak out agreement allowing daily sales to not exceed 25% of the total daily volume.

The Secured Note is secured by the Assets pursuant to the terms of a Security Agreement which, among other things, will authorize the Seller to file a UCC1 Financing Statement in the State of Nevada. As of the date hereof, the Company is obligated on approximately $1,200,000 face amount of Secured Notes issued to the Seller. The Secured Note is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company. Effective May 7, 2024, in connection with the offering, the Company filed a Certificate of Designation to its Articles of Incorporation designating 1,000,000 shares of its preferred stock.

On September 9, 2024, Avant Technologies Inc. entered into a Cancellation Agreement with Wired4Health, Inc. ("W4H"), a Florida corporation, mutually agreeing to terminate the Asset Purchase Agreement ("APA") dated April 5, 2024, between the two parties. The APA, originally executed on April 5, 2024, between Avant and Wired4Health, pertained to the acquisition of certain technology assets, including agreements with Sentry Data Systems/Craneware, Respec, Inc., and other intellectual property rights related to Wired4Health's business operations. In consideration for the acquisition, Avant had agreed to pay Wired4Health $2,200,000, partially through a secured promissory note and preferred stock. As of September 9, 2024, both parties agreed to cancel and nullify the original APA under the following terms:

1. Termination of the Original Agreement: The APA dated April 5, 2024, is terminated in its entirety. Any obligations under the Secured Promissory Note and related Security Agreement are rendered null and void;

2. Retention of Payments: Any payments already made by Avant in the ordinary course of business toward the promissory note are retained by Wired4Health, with the remaining balance of the promissory note deemed void and unenforceable;

3. Release of Claims: Both Avant and Wired4Health have mutually released and discharged each other from any claims, liabilities, or demands related to the APA. Neither party shall have any further obligations or claims against the other;

4. Voidance of Instruments: The Secured Promissory Note and any other instruments associated with the APA are void and have no further legal effect;

5. No Further Obligations: The parties have agreed that there are no further penalties, remedies, or obligations due to either party following the cancellation of the AP

Employees Identification

The Company’s Board Members include: Natalija Tunevic, Secretary; Ivan Lunegov, President & Director; Vitalis Racius, Chief Financial Officer, Director &Treasurer. Independent Contractors which are not directors and members of the Board: Chris Winter, Chief Executive Officer.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities including the US Securities and Exchange Commission and agencies applicable to our business in any jurisdiction with which we would conduct activities. We do not believe that governmental regulations will have a material impact on the way we conduct our business.

RISK FACTORS

 As a Smaller Reporting Company, the Company is not required to include the disclosure under this Item 1A. Risk Factors. Despite the fact that we are not required to provide risk factors, we consider the following factors to be risks to our continued growth and development Investors should carefully consider the following risks before investing in our common stock:

We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a limited operating history in an evolving industry that may not develop as expected. Assessing our business and future prospects is challenging in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to:

●	accurately forecast our revenues and plan our operating expenses;

●	successfully expand our business;

●	assimilate our acquisitions;

●	adapt to rapidly evolving trends in the ways consumers and businesses interact with technology;

●	avoid interruptions or disruptions in the offering of our products and our services;

●	develop a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased usage, as well as the deployment of new features and products;

●	hire, integrate and retain talented sales, customer service, technology and other personnel; and

●	effectively manage rapid growth in personnel and operations; and

●	global COVID-19 pandemic

If the demand for our services and/or platforms/products offered or our products under development are not finalized, our business will be harmed. We may not be able to successfully address these risks and difficulties, which could harm our business and results of operations.

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We have a limited operating history and, as a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Reliance on the historical results may not be representative of the results we will achieve. Because of the uncertainties related to our limited historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or continue to incur losses.

Our results of operations have not resulted in profitability and we may not be able to achieve profitability going forward

The Company does not accrue or capitalize development costs (or any costs to this effect) and expense it to its profit and loss statements as required by US GAAP. As such, the Company incurred a net loss of $1,606,187 for the nine months ended December 31, 2024 and net loss of $2,128,475 for the year ended March 31, 2024. If we incur additional significant operating losses, our stock price may decline, perhaps significantly. Our management is developing plans to alleviate the negative trends and conditions described above. Our business plan is speculative and unproven. There is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, that we will be able to curtail our losses now or in the future. Further, as we are an emerging enterprise, we expect that net losses will continue, and our working capital deficiency will increase.

We have not generated positive cash flow from operations, and our ability to generate positive cash flow is uncertain. If we are unable to generate positive cash flow or obtain sufficient capital when needed, our business and future prospects will be adversely affected and we could be forced to suspend or discontinue operations.

Our operations have not generated positive cash flow for any period since our inception, and we have funded our operations primarily through the issuance of common stock and short-term and long-term debt and convertible debt. Our limited operating history makes an evaluation of our future prospects difficult. The actual amount of funds that we will need to meet our operating needs will be determined by a number of factors, many of which are beyond our control. These factors include the timing and volume of sales transactions, the success of our marketing strategy, market acceptance of our products, the success of our manufacturing and research and development efforts (including any unanticipated delays), our manufacturing and labor costs, the costs associated with obtaining and enforcing our intellectual property rights, regulatory changes, competition, technological developments in the market, evolving industry standards and the amount of working capital investments we are required to make.

Our ability to continue to operate until we are able to generate sufficient our cash flow from operations will depend on our ability to generate sufficient positive cash flow from our operations. If we are unable to generate sufficient cash flow from our operations, our business and future prospects will be adversely affected and we could be forced to suspend or discontinue operations.

The Company had a stockholders’ deficit of $2,135,600 and an accumulated deficit of $4,582,582 as of December 31, 2024.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and we will require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing products, improve our operating infrastructure or acquire complementary businesses and technologies. Further, we need additional capital to continue operations. Accordingly, we need to engage in equity or debt financings to secure additional funds. We expect that we have sufficient capital to maintain operations through the year of 2024/5. In order to fully implement our business plan, we will need to raise about $20,000,000. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We depend upon key personnel and need additional personnel

Our success depends on our inability to attract and retain key personnel including our existing personal, and our inability to do so may materially and adversely affect our business operations. The loss of qualified personnel could have a material and adverse effect on our business operations. Additionally, the success of the Company’s operations will largely depend upon its ability to successfully attract and maintain competent and qualified key management personnel. As with any company with limited resources, there can be no guaranty that the Company will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for the Company.

Our business requires substantial capital, and if we are unable to maintain adequate cash flows from operations our profitability and financial condition will suffer and jeopardize our ability to continue operations

We require substantial capital to support our operations. If we are unable to generate adequate cash flows from our operations,

maintain adequate financing or other sources of capital are not available, we could be forced to suspend, curtail or reduce our operations, which could harm our revenues, profitability, financial condition and business prospects.

There is currently a limited public market for our common stock. Failure to further develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your stock.

There is a limited public market for our Common Stock, which is traded on the OTC QB under the symbol AVAI. We cannot give any assurances that there will ever be a mature, developed market for our common stock. Failure to further develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop in a material way, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. For example, for the years ended March 31, 2024 and 2023, we reported that our disclosure controls and procedures were not effective due to the lack of resources and the reliance on outside consultants. We intend to increase management’s review of our financials. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Additional Risks Related to Our Common Stock

Because we are quoted on the OTC QB marketplace instead of a national securities exchange, our investors may experience significant volatility in the market price of our stock and have difficulty selling their shares.

Our Common Stock is currently quoted on the OTC Market Group’s OTC QB marketplace under the ticker symbol “AVAI”. The OTC is a regulated quotation service that displays real-time quotes and last sale prices in over-the-counter securities. Trading in shares quoted on the OTC QB is often thin and characterized by volatility. This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume and market conditions. As a result, there may be wide fluctuations in the market price of the shares of our Common Stock for reasons unrelated to operating performance, and this volatility, when it occurs, may have a negative effect on the market price for our securities. Moreover, the OTC QB is not a stock exchange, and trading of securities on this platform is more sporadic than the trading of securities listed on a national quotation system or stock exchange. Accordingly, our stockholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our Common Stock improves.

Our stock price and trading volume may be volatile, which could result in substantial losses for our stockholders.

The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market price of our Common Stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our Common Stock has been low and may fluctuate and cause significant price variations to occur. We have experienced significant volatility in the price of our stock. In addition, the stock markets in general can experience considerable price and volume fluctuations.

We have not paid dividends in the past and have no immediate plans to pay cash dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, to develop and deliver our products and cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our Common Stock as a dividend. Therefore, you should not expect to receive cash dividends on our Common Stock.

Shares eligible for future sale may adversely affect the market for our Common Stock.

Of the 137,263,513 shares of our Common Stock outstanding as of February 28, 2025, approximately 22,710,693 are restricted and 114,552,820 shares are freely tradable without restriction pursuant to Rule 144. Any substantial sale of our Common Stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our Common Stock.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is lower than the price per share paid by investors in this offering, which would result in those newly issued shares being dilutive. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could impair the value of your shares. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into shares of our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Our charter documents and Nevada law may inhibit a takeover that stockholders consider favorable.

Provisions of our certificate of incorporation and bylaws and applicable provisions of Nevada law may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. The provisions in our certificate of incorporation and bylaws:

●	limit who may call stockholder meetings;

●	do not provide for cumulative voting rights; and

●	provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

There are limitations on director/officer liability.

As permitted by Nevada law, our certificate of incorporation limits the liability of our directors for monetary damages for breach of a director’s fiduciary duty except for liability in certain instances. As a result of our charter provision and Nevada law, shareholders may have limited rights to recover against directors for breach of fiduciary duty. In addition, our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by law.

Penny stock regulations may impose certain restrictions on marketability of our securities.

The SEC adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5 per share or an exercise price of less than $5 per share, subject to certain exceptions. A security listed on a national securities exchange is exempt from the definition of a penny stock. Our Common Stock is not currently listed on a national security exchange. Our Common Stock is therefore subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by such rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Broker-dealers must wait two business days after providing buyers with disclosure materials regarding a security before effecting a transaction in such security. Consequently, the “penny stock” rules restrict the ability of broker-dealers to sell our securities and affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities, thereby affecting the liquidity of the market for our Common Stock.

Stockholders should also be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	control of the market for the security by one or more broker-dealers that are often related to the promoter or issuer;

●	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

●	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (referred to as FINRA) has rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

Unresolved Staff Comments

As a Smaller Reporting Company, the Company is not required to include the disclosure under this Item 1B. Unresolved Staff Comments. At this time, there are no unresolved staff comments.

CYBERSECURITY

Cybersecurity and Data Privacy Risks

We are subject to cybersecurity and data privacy risks. Cyberattacks and security vulnerabilities could lead to increased costs, liability claims, or harm to our competitive position.

Cybersecurity Risks

Our operations and the operations of our and partners involve the storage, transmission, and processing of third parties’ and our data, including personal, confidential, or proprietary information. This data is subject to privacy and security laws, regulations, and customer-imposed controls. Cybercriminals use a variety of methods to exploit potential vulnerabilities in our systems, products, and services. Sophisticated attacks could result in unauthorized access, loss, misuse, disclosure, modification, or destruction of this data.

We are committed to protecting our third parties’ and our data. Despite efforts, our systems, products, and services remain vulnerable to attacks.

Data Privacy

Data privacy issues are becoming increasingly significant due to the rapidly changing legal and regulatory landscape. Compliance with global and local data privacy laws requires ongoing investment in our information technology and employee training, and will continue to impact our business.

Governance and Oversight

We should have a formal risk management program that addresses cybersecurity and data privacy risks. This program should include regular reporting to our senior management and Board of Directors, who provide oversight and direction. We have not established an enterprise risk management framework to assess and prioritize these risks.

Incident Response

We maintain an incident response plan that includes policies and procedures for notifying affected third parties and complying with applicable laws.

Investments in Cybersecurity

We will continually invest in our cybersecurity capabilities to protect our assets and those of our third parties. This potentially will include investment in advanced threat detection, encryption, and other security measures.

Recent Cybersecurity Incidents

During the last fiscal year, we did not experienced cybersecurity incidents.

Description of Property

We do not own any real estate or other properties.  The Company rents a virtual office at c/o Eastbiz.com, Inc 5348 Vegas Drive, Las Vegas, NV 89108

Legal Proceedings

From time to time, the Company may be involved in various litigation matters, which arise in the ordinary course of business. There is currently no litigation that management believes will have a material impact on the financial position of the Company.

Mine Safety Disclosures

Not applicable.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

On March 6, 2023, the Company filed a Certificate of Amendment to its Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada to increase the number of authorized shares of the Company’s common stock from 255,000,000 to 520,000,000 shares (the “Charter Amendment”) of which 500,000,000 shall be common stock, $0.001 par value per share, and 20,000,000 shall preferred stock, $0.001 par value per share. As of February 28, 2025, there were 137,263,513 shares of common stock issued and outstanding.

Preferred Stock

The Company has 20,000,000 shares, $0.001 par value of preferred stock authorized as of December 31, 2024. There were 10,000,000 shares of preferred stock issued and outstanding as of December 31, 2024.

Preferred Stock Series A

The Company has 5,000, $0.001 par value shares of preferred stock series an authorized as of December 31, 2024. There were 3,050 shares of preferred stock series A issued and outstanding as of December 31, 2024.

Common Stock

The Company has 500,000,000 shares, $0.001 par value of common stock as of December 31, 2024. There were 137,131,580 shares of common stock issued and outstanding as of December 31, 2024.

Warrants

No warrants were issued or outstanding as of December 31, 2024.

Market Information

The common shares of the Company are traded on OTC QB Markets under the ticker symbol of AVAI.

Record Holders

The number of holders of record for our common stock as of December 31, 2024 was 120.

Dividends

No cash dividends were paid on our shares of common stock during the fiscal quarter ended December 31, 2024 and 2023.

Securities Authorized for Issuance Under Equity Compensation Plans

We presently do not have equity compensation plans authorized.

Transfer agent change

The Company transfer agent is ClearTrust LLC with a business address at 16540 Pointe Village Drive Suite 205
Lutz, Florida 3355850; ClearTrust LLC’s website is www.cleartrustonline.com, and their phone number is (813) 235-4490.

Penny Stock

Our common stock is considered “penny stock” under the rules of the SEC under the Securities Exchange Act of 1934. The SEC adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5, other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market System, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that:

●	contains a description of the nature and level of risks in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

●	contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

●	bid and offer quotations for the penny stock;

●	the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the marker for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules that require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

Recent Sales of Unregistered Securities

Preferred Stock

The Company has 20,000,000 shares, $0.001 par value of preferred stock authorized as of December 31, 2024.

On November 21, 2023, the Company issued 3,000,000 shares of preferred stock in exchange for 3,000,000 shares of common stock.

On December 1, 2023, the Company issued 2,000,000 shares of preferred stock as bonuses to officers of the Company.

On August 1, 2024, the Company issued 1,300,000 shares of preferred stock in exchange for 1,300,000 shares of common stock.

There were 11,300,000 shares of preferred stock issued and outstanding as of December 31, 2024.

Preferred Stock Series A

The Company has 5,000 shares, $0.001 par value of preferred stock series A authorized as of December 31, 2024.

In April 2023, the Company issued 5,000 shares of preferred stock series A for InstantFAME acquisition.

On November 27, 2023, the Company converted 1,950 series A preferred stock shares into 26,973,528 shares of Common Stock.

There were 3,050 shares of preferred stock series A issued and outstanding as of December 31, 2024.

Common Stock

The Company has 500,000,000 shares, $0.001 par value of common stock as of December 31, 2024.

On April 25, 2023, the Company issued 26,000,000 common shares for Avant! AI acquisition.

On June 1, 2023, the Company issued 5,250,000 common shares in exchange for convertible notes in the amount of $94,500.

On July 27, 2023, the Company issued 213,243 common shares for cancelation of $287,500 payroll debt.

On August 17, 2023, the Company issued 9,550,000 common shares for cancelation of $114,600 payroll debt.

On October 20, 2023, the Company issued 3,000,000 common shares for cancelation of $54,000 related party loan.

On November 20, 2023, the Company issued 3,000,000 shares of preferred stock, featuring a 1:5 voting right, in exchange for 3,000,000 shares of common stock issued on October 20, 2023.

On November 27, 2023, the Company converted 1,950 series A preferred stock shares into 26,973,528 shares of Common Stock.

During the year ended March 31, 2024, the Company issued 8,477,324 common shares for cancelation of $604,318 payroll debt and 2,050,000 common shares as bonuses to officers of the Company.

On March 22, 2024, the Company issued 150,000 common shares for consulting services that were cancelled on May 29, 2024.

On July 25, 2024, the Company issued 5,517,000 common shares for cancelation of $306,500 payroll debt.

On July 26, 2024, the Company issued 140,534 common shares for cancelation of $101,739 debt for the consulting services provided.

On August 1, 2024, the Company issued 1,300,000 shares of preferred stock, featuring a 1:5 voting right, in exchange for 1,300,000 shares of common stock.

On August 9, 2024, the Company issued 527,002 common shares for cancelation of $375,000 debt for the consulting services provided.

On September 4, 2024, the Company issued 9,900,000 common shares for cancelation of $99,000 debt obligation.

On September 6, 2024, the Company issued 70,000 common shares for cancelation of $12,000 payroll debt.

On November 12, 2024, the Company issued 5,000,000 common shares for cancelation of $50,000 debt obligation.

On November 13, 2024, the Company issued 192,138 common shares for cancelation of $60,000 debt for the consulting services provided.

On November 20, 2024, the Company issued 67,000 common shares for cancelation of $22,164 payroll debt.

There were 137,131,580 shares of common stock issued and outstanding as of December 31, 2024.

Warrants

No warrants were issued or outstanding as of December 31, 2024.

Stock Options

The Company has never adopted a stock option plan and has never issued any stock options.

Convertible Debentures (Paid Off)

On March 27, 2023, the Company entered into a Securities Purchase Agreement with 1800 Diagonal Lending LLC (“DL”) pursuant to which the Company issued to DL a Convertible Promissory Note (the “DL Convertible Note”) in the aggregate principal amount of $125,100 for a purchase price of $104,250. The DL Convertible Note has a maturity date of June 27, 2024 and the Company has agreed to pay interest on the unpaid principal balance of the DL Convertible Note at the rate of eight percent (8.0%) per annum from the date on which the DL Convertible Note is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the DL Convertible Note, provided it makes a payment including a prepayment to DL as set forth in the DL Convertible Note. The outstanding principal amount of the DL Convertible Note may not be converted prior to the period beginning on the date that is 180 days following the date the DL Convertible Note is issued. Following the 180th day, DL may convert the DL Convertible Note into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price during the 20-day period preceding the date of conversion. In addition, upon the occurrence and during the continuation of an event of default (as defined in the DL Convertible Note), the DL Convertible Note shall become immediately due and payable and the Company shall pay to DL, in full satisfaction of its obligations hereunder, additional amounts as set forth in the DL Convertible Note. In no event shall DL be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by DL and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company. On September 26, 2023 the Company paid off the DL Convertible Note, in cash for $136,393.

On October 2, 2023, the Company entered into a Securities Purchase Agreement with DL pursuant to which the Company issued to DL a Convertible Promissory Note (the “October 2023 DL Convertible Note”) in the aggregate principal amount of $126,000 for a purchase price of $105,000. The October 2023 DL Convertible Note has a maturity date of March 2, 2025 and the Company has agreed to pay interest on the unpaid principal balance of the DL Convertible Note at the rate of eight percent (8.0%) per annum from the date on which the October 2023 DL Convertible Note is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the October 2023 DL Convertible Note, provided it makes a payment including a prepayment to DL as set forth in the DL Convertible Note. The outstanding principal amount of the October 2023 DL Convertible Note may not be converted prior to the period beginning on the date that is 180 days following the date the DL Convertible Note is issued. Following the 180th day, DL may convert the October 2023 DL Convertible Note into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price during the 20-day period preceding the date of conversion. In addition, upon the occurrence and during the continuation of an event of default (as defined in the October 2023 DL Convertible Note), the October 2023 DL Convertible Note shall become immediately due and payable and the Company shall pay to DL, in full satisfaction of its obligations hereunder, additional amounts as set forth in the October 2023 DL Convertible Note. In no event shall DL be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by DL and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company. On April 2, 2024, the Company paid off the October 2023 DL Convertible Note, in cash for $137,549.

Straight Debenture:

On December 18, 2024, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Red Road Holdings Corporation (“Investor”), a Virginia corporation. Pursuant to the Agreement, the Company issued a promissory note in the principal amount of $179,400, which includes an original issue discount of $23,400, for a purchase price of $156,000.

The note bears a one-time interest charge of 12% on the issuance date and matures on October 30, 2025.

Key Terms of the Promissory Note:

  Mandatory Monthly Payments: The note requires monthly payments starting on June 30, 2025, as follows:
-	$100,464.00 on June 30, 2025.
-	Four equal payments of $25,116.00 each on July 30, 2025, August 30, 2025, September 30, 2025, and October 30, 2025.
  Conversion Rights: The note is convertible into shares of the Company’s common stock, subject to conditions and limitations outlined in the Agreement, including a conversion price set at 70% of the lowest trading price during the preceding 10 trading days.
  Events of Default: The note outlines standard default provisions, including failure to pay principal or interest when due, failure to issue shares upon conversion, and breaches of covenants or representations.
  Use of Proceeds: The Company intends to use the proceeds for general working capital purposes.
  Additional Tranches: The Agreement provides for potential additional tranches of financing up to an aggregate amount of $775,000, subject to mutual agreement.

Other Stockholder Matters

None.

Selected Financial Data

Not applicable to smaller reporting companies.

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with our financial statements and related notes included elsewhere in this report. In addition to historical information, this discussion includes forward-looking information that involves risks and assumptions, which could cause actual results to differ materially from management’s expectations. See “Forward-Looking Statements” included in this report.

General Overview

Avant Technologies Inc. (f/k/a Trend Innovations Holding Inc. “AVANT” or “the Company”) is a technology company specializing in acquiring, creating, and developing innovative and advanced technologies utilizing artificial intelligence (AI) as well as providing a host of information technology consulting services. The Company considers itself a native expert in the field of information technology based on artificial intelligence. The Company’s key acquisitions include Avant! AI, InstantFAME, and a Joint Venture and License Agreement (the “License Agreement”) with Ainnova Tech Inc. (“AINN”). These acquisitions provide the Company with resources in full-stack software development, database management, data integration, project management, and cloud services. Avant’s mission is to provide innovative and effective AI solutions that transform businesses and positively impact society. Avant strives to push the boundaries of AI technology and empower organizations to achieve their full potential. We believe that our technology can provide a self-sustained system that prepares its data from unlabeled information (Unsupervised Clustering), and then analyzes it using various, proprietary, supervised learning techniques, thereby improving data efficiency. Unsupervised learning pre-processes and extracts meaningful features from raw or unlabeled data, preparing them as inputs for the supervised learning model. This process also facilitates True Learning from Experience. Unsupervised learning is utilized to learn relevant information from many source domains. This knowledge is then evaluated and applied to a related or different domain(s), where information might be in short supply. This represents a true learning capability. Avant can leverage the knowledge learned from the source domain to improve performance in the other domains, as well as Factual discovery/conclusion by learning data. Avant’s Unsupervised learning techniques, like clustering, help identify groups or patterns in the data, reaching conclusions. Then its supervised learning mechanism can create new datasets (information), which are used for further domains, improving classification and regression tasks. This feature is a true reasoning mechanism.

Ainnova Tech is an Artificial Intelligence company focused on healthcare that has developed software for early detection of diseases through retinal scans and an innovative device for automatic retinal imaging in an accessible way. Currently detecting Diabetic Retinopathy and other retinal diseases; where it maintains and supports the source codes of its proprietary technologies, including Vision AI (“Technology Portfolio”). AINN has developed a Health tech solution based on the Artificial Intelligence that is ready for commercialization, as well as certain derivative technologies, which will position AAC to further develop or license certain code sources in the United States, Canada and Europe. In addition to the Technology Portfolio, AINN will contribute the Vision AI technology, as well as all of the associated technology associated to Retina scanning, services and resources for the development of the Technology Portfolio, including licensing agreements to AAC. Avant will contribute all of the capital required by AAC`s formation and operation for the next twelve (12) months, not to exceed $20,000,000 USD in capital and its resources in exchange for the of common stock of AAC (“AAC Shares”). Avant will use its best efforts and also assist in arranging additional funding, as needed, at no cost to AINN. The ownership of AAC shall be 50% Avant and 50% AINN (each a “Member” and together, the “Members”). The Distributions of profits from AAC will be made to the Members as follows: first, AINN to receive the balance sheet value of its business contributed to AAC; second, Avant to receive the capital it contributed to AAC; third, to AINN and Avant in accordance with their respective percentage ownership interests. AAC will be governed and operated pursuant to the terms of a limited liability company agreement. The parties agreed to expand the territories granted for the Technology Portfolio under the license to AAC to include the entire continental United States, Canada and Europe. AAC will issue 2,000,000 shares of common stock of AAC. AAC is strategically positioning its business and is seeking third parties to license, acquire, joint venture or enter such other strategic transaction with respect to the Technology Portfolio.

COVID-19 Pandemic

Our company may be subject to the risks arising from COVID-19's impacts on the IT industry. Our management believes that these impacts, which include but are not limited to the following, may have a negative effect on our financial position, results of operations, and cash flows: (i) prohibitions or limitations on in-person activities associated with meetings; (ii) lack of consumer desire for incurring additional expenses during these times; and (iii) deteriorating economic conditions, such as increased unemployment rates. In addition, we have considered the impacts and uncertainties of COVID-19 in our use of estimates in preparation of our consolidated financial statements. These estimates include, but are not limited to, likelihood of achieving performance conditions under performance-based equity awards, net realizable value of inventory, and the fair value of reporting units and goodwill for impairment.

In Spring of 2020, numerous governments around the world issued lockdown orders prohibiting their respective citizens from working in the offices and arranging face-to-face meetings. There also were instances of reducing number of hours available to each employee. These actions were taken in response to the economic impact of COVID-19 on business areas resulted in a reduction of productivity for the year 2020. Due to the online nature of the company’s operations, our regular course of business did not incur significant changes. However, the company’s clients and third parties had to adjust their operations which resulted in a decreased number of agreements.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the Company and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

Consideration of Inflation Reduction Act Excise Tax

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

PRIVATE PLACEMENT

Avant Technologies Inc. (the ”Company”) entered into an equity financing agreement (the “Equity Financing Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS Investments, LLC (“GHS”) dated July 17, 2024 (the “Agreements”), pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company (the “Shares”) having an aggregate Purchase Price of $20,000,000, subject to certain limitations and conditions set forth in the Agreements from time to time over the course of 24 months after an effective registration of the Shares with the Securities and Exchange Commission (the “SEC”) pursuant to the Agreements, is declared effective by the SEC (the “Contract Period”).

The Equity Financing Agreement grants the Company the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of the shares of Common Stock contained in a Put will be 80% of the lowest traded price of the Company’s Common Stock during the ten consecutive trading days preceding the receipt by GHS of the applicable Put notice. Following an up-list to the NASDAQ or an equivalent national exchange by the Company - if at all, the Purchase price shall mean ninety percent (90%) of the lowest volume weighted average price during the Pricing Period, subject to a floor of $0.50 per share, below which the Company shall not deliver a Put. Such sales of Common Stock by the Company, if any, may occur from time to time, at the Company’s option, during the Contract Period. Subject to the satisfaction of certain conditions set forth in the Equity Financing Agreement, on each Put the Company will deliver an amount of Shares equaling 100% of the dollar amount of each Put. No Put will be made in an amount equaling less than $10,000 or greater than $500,000. Puts are further limited to GHS owning no more than 4.99% of the outstanding stock of the Company at any given time. The Equity Financing Agreement and the Registration Rights Agreement contain customary representations, obligations, rights, warranties, agreements and conditions of the parties. The Equity Financing Agreement terminates upon any of the following events: when GHS has purchased an aggregate of $20,000,000 in the Common Stock of the Company pursuant to the Equity Financing Agreement; on the date that is 24 calendar months from the date the Equity Financing Agreement was executed. The Company will initially reserve 35,714,286 shares of Common Stock for issuance as the Shares under the Equity Financing Agreement and Registration Rights Agreement.

Actual sales of shares of Common Stock to GHS under the Equity Financing Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

STOCKHOLDERS’ EQUITY

On March 6, 2023, the Company filed a Certificate of Amendment to its Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada to increase the number of authorized shares of the Company’s common stock from 255,000,000 to 520,000,000 shares (the “Charter Amendment”) of which 500,000,000 shall be common stock, $0.001 par value per share, and 20,000,000 shall be preferred stock, $0.001 par value per share.

Preferred Stock

The Company has 20,000,000, $0.001 par value shares of preferred stock authorized as of December 31, 2024.

On November 21, 2023, the Company issued 3,000,000 shares of preferred stock in exchange for 3,000,000 shares of common stock.

On December 1, 2023, the Company issued 2,000,000 shares of preferred stock as bonuses to officers of the Company.

On August 1, 2024, the Company issued 1,300,000 shares of preferred stock in exchange for 1,300,000 shares of common stock.

There were 11,300,000 shares of preferred stock issued and outstanding as of December 31, 2024.

Preferred Stock Series A

The Company has 5,000, $0.001 par value shares of preferred stock series A authorized as of December 31, 2024.

In April 2023, the Company issued 5,000 shares of preferred stock series A for InstantFAME™ acquisition.

On November 27, 2023, the Company converted 1,950 series A preferred stock shares into 26,973,528 shares of Common Stock.

There were 3,050 shares of preferred stock series A issued and outstanding as of December 31, 2024.

Common Stock

The Company has 500,000,000, $0.001 par value shares of common stock as of December 31, 2024.

On April 25, 2023, the Company issued 26,000,000 common shares for Avant! AI™ acquisition.

On June 1, 2023, the Company issued 5,250,000 common shares in exchange for convertible notes in the amount of $94,500.

On July 27, 2023, the Company issued 213,243 common shares for cancelation of $287,500 payroll debt.

On August 17, 2023, the Company issued 9,550,000 common shares for cancelation of $114,600 payroll debt.

On October 20, 2023, the Company issued 3,000,000 common shares for cancelation of $54,000 related party loan.

On November 20, 2023, the Company issued 3,000,000 shares of preferred stock, featuring a 1:5 voting right, in exchange for 3,000,000 shares of common stock.

On November 27, 2023, the Company converted 1,950 series A preferred stock shares into 26,973,528 shares of Common Stock.

During the year ended May 31, 2024, the Company issued 8,477,324 common shares for cancelation of $604,318 payroll debt and 2,050,000 common shares as bonuses to officers of the Company.

On March 22, 2024, the Company issued 150,000 common shares for consulting services that were cancelled on May 29, 2024.

On July 25, 2024, the Company issued 5,517,000 common shares for cancelation of $306,500 payroll debt.

On July 26, 2024, the Company issued 140,534 common shares for cancelation of $101,739 debt for the consulting services provided.

On August 1, 2024, the Company issued 1,300,000 shares of preferred stock, featuring a 1:5 voting right, in exchange for 1,300,000 shares of common stock.

On August 9, 2024, the Company issued 527,002 common shares for cancelation of $375,000 debt for the consulting services provided.

On September 4, 2024, the Company issued 9,900,000 common shares for cancelation of $99,000 debt obligation.

On September 6, 2024, the Company issued 70,000 common shares for cancelation of $12,000 payroll debt.

On November 12, 2024, the Company issued 5,000,000 common shares for cancelation of $50,000 debt obligation.

On November 13, 2024, the Company issued 192,138 common shares for cancelation of $60,000 debt for the consulting services provided.

On November 20, 2024, the Company issued 67,000 common shares for cancelation of $22,164 payroll debt.

There were 137,131,580 shares of common stock issued and outstanding as of December 31, 2024.

Warrants

No warrants were issued or outstanding as of December 31, 2024.

Stock Options

The Company has never adopted a stock option plan and has never issued any stock options.

UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

PLAN OF DISTRIBUTION

We are registering the shares of common stock to be issued to GHS to permit the resale of these shares of common stock by the GHS from time to time after the date of this prospectus. GHS may sell all or a portion of the shares of common stock beneficially owned and offered by it from time to time directly or through one or more underwriters, broker-dealers, or agents. If the shares of common stock are sold through underwriters or broker-dealers, GHS will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, or in transactions otherwise than on these exchanges or systems or in the over-the-counter market, or any combination of these methods.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $20,000,000, assuming all 40,000,000 shares are sold at 80% of the market price on the Put Date. There is no guarantee that all shares will be sold, and the actual proceeds may differ.

The net proceeds from this offering will be used primarily for working capital and to support our joint venture with Ainnova Tech Inc. ("Ainnova JV"), as outlined below:

  Ainnova JV Support – Approximately 60% of the proceeds will be allocated to fund the operations and expansion of the Ainnova JV, including:
•	Development and commercialization of AI-powered healthcare technologies.
•	Regulatory compliance, including FDA and CE certifications for targeted products.
•	Marketing and business development activities.

  Working Capital – Approximately 30% of the proceeds will support the company’s general working capital needs, including:
•	Salaries and benefits for personnel.
•	Office and operational costs.
•	IT infrastructure enhancements.
  Research and Development – Approximately 10% of the proceeds will be allocated to developing additional AI technologies and enhancing existing products.

We may reallocate proceeds among these categories as business needs and opportunities evolve. Until the proceeds are used as described, they may be invested in short-term interest-bearing investments, such as cash, cash equivalents, or marketable securities.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company's Quarter Report on Form 10-Q for the fiscal quarter ended on December 31, 2024 have been audited by Dylan Floyd Accounting & Consulting, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by SD Mitchell & Associates, PLC, Grosse Pointe Park, MI. If legal matters in connection with offerings made by this prospectus are passed upon by counsel for underwriters, dealers, or agents, that counsel will be named in the applicable prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains a website that contains reports, information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

We maintain a website at https://avanttechnologies.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●        Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, filed with the SEC on February 7, 2025;

●        Our Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which was initially filed with the SEC on November 12, 2024, as amended and filed on January 21, 2025;

●        Our Amendment No. 2 to the Quarterly Report on Form 10-Q for the quarter ended June 30 2024, which was initially filed with the SEC on August 19 2024, as amended and filed on January 21, 2025;

●        Our Amendment No. 2 to the Annual Report on Form 10-K for the year ended March 31, 2024, which was initially filed with the SEC on July 3, 2024, as amended and filed on February 19, 2025;

●        The Current Report on Form 8-K dated July 17, 2024, filed with the SEC on July 22, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Avant Technologies Inc.

5348 Vegas Drive, Las Vegas, NV, 89108

Attention: Corporate Secretary

Phone: (702) 509 1747

AVANT TECHNOLOGIES INC.

(f/k/a TREND INNOVATIONS HOLDING INC.)

FINANCIAL STATEMENTS

For the years ended March 31, 2024 and March 31, 2023

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

AVANT TECHNOLOGIES INC. (f/k/a TREND INNOVATIONS HOLDING INC & FREECOOK)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Avant Technologies Inc. (f/k/a Trend Innovations Holding Inc. & FreeCook). (the “Company”) as of March 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), for each of the two years in the period ended March 31, 2024 and 2023, and cash flows for the fiscal years ended March 31, 2024 and 2023, and the related notes and schedules (collectively referred to as the “Financial Statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023 and the results of its operations and its cash flows for the fiscal years ended March 31, 2024 and 2023, in conformity with the accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $2,976,395 and a negative cash flow from operations amounting to $1,828,475 for the year ended March 31, 2024. These factors as discussed in Note 2 of the financial statements raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties

Basis of Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the

U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Related party loans

We noted the significant related party loans as a critical matter.

We performed the following procedures to address the matter such as, confirmation of those related party loans, risk assessment of the nature of the related party transactions, review of the recent minutes of meetings of stockholders, directors, and committees, review of the presence of any significant journal entries and other adjustments and Inquiry with management of any undisclosed related party contract.

DylanFloyd Accounting & Consulting

We have served as the Company's auditor since 2020. Newhall, California

June 30, 2024

AVANT TECHNOLOGIES INC.

(f/k/a TREND INNOVATIONS HOLDING INC.)

Consolidated Balance Sheets

	March 31, 2024	March 31, 2023
ASSETS
Current Assets
Cash and Cash Equivalents	$281	$107,472
Prepaid Expenses	115,685	-
Prepaid Rent	116	103
Total Current Assets	116,082	107,575

Fixed Assets
Accumulated Depreciation	(1,500)	(1,375)
Furniture and Equipment (note 4)	1,500	1,500
Total Fixed Assets	-	125

Intangible Assets, Net (note 5)	205,932	133,760
TOTAL ASSETS	$322,014	$241,460
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$1,081,803	$236,901
Loan from Related Parties (note 6)	406,777	244,218
Convertible Notes Payable (note 7)	201,000	294,600
Notes payable - Related Party	99,000	99,000
Total Current Liabilities	1,788,580	874,719
Total Liabilities	1,788,580	874,719

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value, 20,000,000 shares authorized; 10,000,000 and 5,000,000 common shares issued and outstanding respectively	10,000	3,950
Preferred stock Series A, $0.001 par value, 5,000 shares authorized; 3,050 and 0 shares issued and outstanding, respectively	15,250	-
Common stock, $0.001 par value, 500,000,000 shares authorized; 117,167,906 and 38,503,811 common shares issued and outstanding respectively	117,168	38,504
Additional Paid in Capital	1,367,411	172,207
Accumulated Deficit	(2,976,395)	(847,920)
Total Stockholders’ Equity (Deficit)	(1,466,566)	(633,259)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$322,014	$241,460

The accompanying notes are an integral part of these financial statements.

AVANT TECHNOLOGIES INC.

(f/k/a TREND INNOVATIONS HOLDING INC.)

Consolidated Statements of Operations

	Year ended March 31, 2024	Year ended March 31, 2023
REVENUE:
Sales	$-	$276,324
TOTAL REVENUES	-	276,324
COGS	-	316,778
GROSS (LOSS) PROFIT	-	(40,453)

OPERATING EXPENSES
Amortization and Depreciation Expense	76,953	23,416
Consulting Services	502,978	4,418
General and Administrative Expenses	1,424,334	234,907
Marketing Expenses	30,143	8,290
Professional Fees	62,847	49,554
Rent Expenses	1,467	1,210
Website Expenses	18,460	1,336
TOTAL OPERATING EXPENSES	2,117,182	323,131

OTHER (EXPENSES) INCOME	(11,293)	14,651

NET INCOME (LOSS) FROM OPERATIONS	$(2,128,475)	$(348,933)

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$(2,128,475)	$(348,933)

Other comprehensive income (loss):
Foreign currency translation adjustment	$-	$(2,967)

COMPREHENSIVE INCOME (LOSS)	$(2,128,475)	$(351,900)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.02)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	86,532,015	38,503,811

The accompanying notes are an integral part of these financial statements.

AVANT TECHNOLOGIES INC.

(f/k/a TREND INNOVATIONS HOLDING INC.)

Consolidated Statement of Stockholders’ Equity

As of March 31, 2024

	Common Stock		Preferred Stock		Preferred Stock Series A		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity

Balance, March 31, 2022	26,316,083	$ 26,316	5,000,000	$ 3,950	-	$-	$60,193	$(169)	$(495,851)	$(405,561)
Conversion of Notes Payable into Common Shares	12,187,728	12,188	-	-	-	-	151,212	-	-	163,400
Disposal of Subsidiary	-	-	-	-	-	-	(39,198)	-	-	(39,198)
Foreign currency translation adjustment	-	-	-	-	-	-	-	169	(3,136)	(2,967)
Net loss for the year	-	-	-	-	-	-	-	-	(348,933)	(348,933)
Balance, March 31, 2023	38,503,811	$ 38,504	5,000,000	$ 3,950	-	$-	$172,207	$-	$(847,920)	$(633,259)

Common Shares issued for acquisition	26,000,000	26,000	-	-	-	-	-	-	-	26,000
Preferred Shares Series A issued for acquisition	-	-	-	-	5,000	25,000	-	-	-	25,000
Preferred Shares adjustment	-	-	-	1,050	-	-	(1,050)	-	-	-
Conversion of Notes Payable into Common Shares	28,540,567	28,540	-	-	-	-	1,126,378	-	-	1,154,918
Conversion of Accounts Payable into Common Shares	150,000	150	-	-	-	-	89,100	-	-	89,250
Conversion of Notes Payable into Preferred Shares	-	-	2,000,000	2,000	-	-	(2,000)	-	-	-
Conversion of Common Shares into Preferred Shares	(3,000,000)	(3,000)	3,000,000	3,000	-	-	-	-	-	-
Conversion of Preferred Shares Series A into Common Shares	26,973,528	26,974			(1,950)	(9,750)	(17,224)	-	-	-
Net loss for the year	-	-	-	-	-	-	-	-	(2,128,475)	(2,128,475)
Balance, March 31, 2024	117,167,906	$ 117,168	10,000,000	$ 10,000	3,050	$15,250	$1,367,411	$-	$(2,976,395)	$(1,466,566)

The accompanying notes are an integral part of these financial statements.

AVANT TECHNOLOGIES INC.

(f/k/a TREND INNOVATIONS HOLDING INC.)

Consolidated Statement of Cash Flows

	Year ended March 31, 2024	Year ended March 31, 2023
OPERATING ACTIVITIES
Net Income	$(2,128,475)	$(348,933)
Foreign currency translation adjustment	-	(2,967)
Adjustments to reconcile Net Income
to net cash used in operations:
Amortization and Depreciation	76,953	23,417
Accounts Payable	844,903	42,315
Accounts Receivables	-	3,765
Accrued Liabilities	-	(2,816)
Accrued Payroll	-	1,600
Loan Receivable	-	167,558
Retainers from Customers	-	(64,553)
Prepaid Expenses	(115,685)	126,162
Prepaid Rent	(14)	(5)
Net cash used in Operating Activities	(1,322,318)	(54,457)
INVESTING ACTIVITIES
Chatbot Development	$-	$(4,060)
Intangible Assets Acquisition	(149,000)	-
Mobile App Update	-	(29,450)
Net cash provided by Investing Activities	(149,000)	(33,510)
FINANCING ACTIVITIES
Additional paid in capital	$1,195,204	$112,014
Capital Stock	78,664	12,188
Convertible Notes Payable	(93,600)	125,100
Loan from Related Parties	162,559	89,280
Loan Payable	-	(176,432)
Preferred Stock	6,050	-
Series A Preferred Stock	15,250	-
Net cash provided by Financing Activities	1,364,127	162,150
Net cash increase (decrease) for period	$(107,191)	$74,183
Cash at beginning of period	$107,472	$33,289
Cash at end of period	$281	$107,472

Supplemental disclosure of non-cash investing and financing activities: Right-of-use assets obtained in exchange for lease obligations	$—	$—

The accompanying notes are an integral part of these financial statements.

AVANT TECHNOLOGIES INC.

(f/k/a TREND INNOVATIONS HOLDING INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of March 31, 2024

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Avant Technologies Inc. (formerly Trend Innovations Holding Inc.) is a technology company specializing in acquiring, creating, and developing innovative and advanced technologies utilizing artificial intelligence (AI) as well as providing a host of information technology consulting services. The Company considers itself a native expert in the field of information technology based on artificial intelligence. Recently, the Company acquired Avant! AI and InstantFAME as well as the assets of Wired4Health, Inc., pertaining to certain technology assets providing full-stack software development, database management, data integration, project management and cloud services resources. Utilize its latest assets acquisitions, Avant mission is to provide innovative and eﬀective AI solutions that transform businesses and positively impact society. Avant strive to push the boundaries of AI technology and empower organizations to achieve their full potential. We believe that our technology can provide a self-sustained system that prepares its data from unlabeled information (Unsupervised Clustering), and then analyzes it using various, proprietary, supervised learning techniques, Improved data efficiency: Unsupervised learning pre-processes and extracts meaningful features from raw or unlabeled data, preparing them as inputs for the supervised learning model. This improves data efficiency and preparations. Our technology deployed over the acquired assets (in sum or as a whole) potentially provides True Learning from Experience - Unsupervised learning is utilized to learn relevant information from many source domains. This knowledge is then evaluated and applied to a related or different domain(s), where information might be in short supply. This feature is a true learning capability. Avant! can leverage the knowledge learned from the source domain to improve performance in the other domains, as well as Factual discovery/conclusion by learning data - Avant! Unsupervised learning techniques, like clustering, help identify groups or patterns in the data, reaching conclusions. Then its supervised learning mechanism can create new datasets (information), which are used for further domains, improving classification and regression tasks. This feature is a true reasoning mechanism.

Until the above acquisitions, the Company's "Thy News" application was one of the Company's key projects. Thy News is a worldwide application used for processing news from multiple sources. Thy News was created for users who value their time but want to keep up with the latest in world news. The app offers the user the opportunity to create their own news feeds solely from those sources that are of interest to them, as well as creating additional news feeds segmented by topic.

On May 23, 2023, the Company filed an application with the Financial Industry Regulation Authority (FINRA) in order to change the name and trading symbol of the Company. On July 18, 2023, FINRA announced the Company’s Name Change and Symbol Change, which became effective on July 19, 2023 on the OTC Markets. The Name Change and Symbol Change do not affect the rights of the Company’s security holders. The Company’s securities will continue to be quoted on the OTC Markets. Following the Name Change, the stock certificates, which reflect the former name of the Company, will continue to be valid. Certificates reflecting the Name Change will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

Our virtual principal office address is located at c/o Eastbiz.com, Inc 5348 Vegas Drive, Las Vegas, NV 89108

Sale and Purchase of Ownership Interest Agreement

On June 28, 2019 Avant Technologies Inc. (formerly Trend Innovations Holding Inc.) a Nevada corporation (“Buyer”, “Company”), entered into a Sale and Purchase of Ownership Interest Agreement with ThyNews Tech LLC, a Wyoming corporation, (“Thynews Tech” or the “Seller”), wherein Avant Technologies Inc. (formerly Trend Innovations Holding Inc.) purchased 100% of the ownership of Thynews Tech. Upon completion of the Agreement, Avant Technologies Inc. (formerly Trend Innovations Holding Inc.) agreed to deliver to Thynews Tech’s owners a cumulative total of one hundred thousand (100,000) restricted shares of Avant Technologies Inc. (formerly Trend Innovations Holding Inc.) treasury valued at One Dollar ($1.00) per share. The shares were to be delivered to Thynews Tech within 60 days following the execution of the agreement. Additionally, Avant Technologies Inc. (formerly Trend Innovations Holding Inc.) provided to Thynews Tech’s owners, as consideration, a Promissory Note in the amount of One Hundred Thousand United States Dollars ($100,000 US). Avant Technologies Inc. (formerly Trend Innovations Holding Inc.) acquired 100% of the ownership of duly and validly issued, fully paid and non-assessable ownership interest of ThyNews Tech LLC, including ThyNews Application. Prior to the transaction, Avant Technologies Inc. (formerly Trend Innovations Holding Inc.) had 5,014,080 shares of common stock issued and outstanding. Upon the transaction, the additional 100,000 of Avant Technologies Inc. (formerly Trend Innovations Holding Inc.) common stock were issued and outstanding. Upon the issuance of shares to Thynews, there were 5,014,080 shares of common stock issued and outstanding.

On March 30, 2020 Avant Technologies Inc. (formerly Trend Innovations Holding Inc.), being represented by its President and Director, Natalija Tunevic, entered into Sale and Purchase of Ownership Interest Of 100% of Itnia Co. LLC, a Wyoming limited liability company which owns 100% of MB Lemalike Innovations, a Lithuanian IT consulting company with Mikhail Bukshpan. Upon completion of the Agreement, Avant Technologies Inc. (formerly Trend Innovations Holding Inc.) agreed to deliver to Itnia Co. LLC’s owners a cumulative total of one hundred fifty thousand (150,000) restricted shares of Avant Technologies Inc. (formerly Trend Innovations Holding Inc.) treasury valued at One Dollar ($1.00) per share. The shares were to be delivered to Mr. Bukshpan within the mutually agreed upon time frame following the execution of the agreement. Additionally, Avant Technologies Inc. (formerly Trend Innovations Holding Inc.) were to provide to Mr. Bukshpan, as consideration, a Promissory Note in the amount of One Hundred and Fifty Thousand United States Dollars ($150,000 US).

MB Lemalike Innovations

MB ‘Lemalike Innovations’, formerly known as MB ‘Repia’, was incorporated in Lithuania on October 9, 2017. The company was originally engaged in providing business and other consulting services for the companies intending to seek for new markets outside Lithuania. Recently the company has also been developing in the IT direction. In providing consultations, Lemalike Innovations helps enterprises in the Baltic countries looking for export opportunities. Lemalike Innovations is currently working to enter the area of implementing and consulting on the matter of Artificial Intelligence technologies.

On January 31, 2020, Mr. Mikhail Bukshpan became the director of the entity. On March 10, 2020, he merged Lemalike Innovations into his limited liability company, Itnia Co. LLC. Upon that, on March 30, 2020, Itnia Co. LLC merged into Avant Technologies Inc. (formerly Trend Innovations Holding Inc.) and became a part of the holding.

On January 9, 2023, the Company transferred to Mikhail Bukshpan all rights, title and interest of one hundred percent (100%) of our wholly owned subsidiary, Itnia Co. LLC, which owns 100% of MB Lemalike Innovations, a Lithuanian IT company, in exchange for return for cancellation of his 5,000,000 common shares of the Company.

The company’s registered office is located at Sv. Stepono g. 27D-2, LT-01315 Vilnius, Lithuania, and its virtual US office is located at c/o Eastbiz.com, Inc 5348 Vegas Drive, Las Vegas, NV 89108.

Acquiring Avant! AI Assets

On April 3, 2023, the Company, entered into an Asset Purchase Agreement (“APA”) along with GBT Tokenize Corp. (“Seller”), which Seller developed and owns a proprietary system and method named Avant-Ai, which is a text-generation, deep learning self-training model that is working based on an innovative, unique concept which learns on its own and constantly enhances its information database with the advantage of unsupervised learning capabilities (the “System”).

At closing, in consideration of acquiring the System, the Company shall issue to the Seller 26,000,000 common shares of the Company (the “Shares”). The Shares will be restricted per Rule 144 as promulgated under the Securities Act of 1933, as amended (the “1933 Act”) and Seller agreed to a lock-up period of nine (9) months following closing (the “Lock Up Term”). In the event the Company is unable to up-list to Nasdaq either through a business combination or otherwise prior to the expiration of the Lock Up Term, the Seller may request within three (3) business days of the expiration of the Lock-Up Term, that all transactions contemplated by the APA be unwound.

In addition, the Company and Seller entered into a license agreement regarding the System, granting the Seller a perpetual, irrevocable, non-exclusive, non-transferable license for using the System.

Acquiring Instant Fame Assets

On April 3, 2023, the Company, entered into an Asset Purchase Agreement (“Treasure APA”) with Treasure Drive Ltd. (“TD”) pursuant to which the Company agreed to acquire a technology portfolio including certain source codes and pending patent applications which have applications in a variety of areas including creating systems and methods of facilitating digital rating and secured sales of digital works as well as core virtual reality platforms known as digital auction systems, rating and secure sales via open bid auctions (“Instant Fame Assets”).

At closing, in consideration of the Instant Fame Assets, the Company shall issue to TD 5,000 convertible preferred shares of the Company with a stated valued at $5,000 per share each (the “Preferred Shares Series A”). The Preferred Shares Series A may be converted at the option of TD into the Company shares of common stock at a conversion price equal to a 5% discount to the weighted average closing price during the five (5) days prior of such conversion, and will include a 4.99% beneficial ownership limitation. The Preferred Shares Series A will have voting rights on an as converted and will be entitled to a payment equal to the stated value of the Preferred Shares Series A in the event of the Company liquidation only. In the event the Company is unable to up-list to Nasdaq either through a business combination or otherwise prior to the expiration of the Lock Up Term, TD may request within three (3) business days of the expiration of the Lock-Up Term, that all transactions contemplated by the Treasure APA be unwound.

In addition, the Company and Elentina Group, LLC (“Elentina”) entered into a Service Agreements in which Elentina, was engaged to provide certain capital markets services for a flat quarterly fee of $75,000 paid in shares of common stock (the “Elentina Common Stock”). The Elentina Common Stock to be issued within five days of the first day of quarter during the term (ie January 1, April 1, July 1 and October 1). The Elentina Common Stock shall be fully earned upon issuance. The number of shares of Elentina Common Stock to be issued will be determined by dividing the quarterly fee of $75,000 by the Company’s ten (10) day VWAP, which shall at no point be less than $0.10 per share.

In connection with the offering, the Company filed a Certificate of Designation to its Articles of Incorporation designating 5,000 shares of its Preferred Stock of Series A.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern. However, the Company had recurring losses as of March 31, 2024. The Company has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is March 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

Application Development Costs

The Company follows the provisions of ASC 985, Software, which requires that all costs relating to the purchase or internal development and production of software products to be sold, leased or otherwise marketed, be expensed in the period incurred unless the requirements for technological feasibility have been established. The Company capitalizes all eligible software costs incurred once technological feasibility is established. The Company amortizes these costs using the straight-line method over a period from one to five years, which is the remaining estimated economic life of the costs. At the end of each reporting period, the Company writes down any excess of the unamortized balance over the net realizable value.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line method over the estimated useful life of the assets. We estimate that the useful life of equipment is 5 years and intangible assets is from 1 to 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company had $281 of cash as of March 31, 2024.

Prepaid Expenses

Prepaid expenses are amounts paid to secure the use of assets or the receipt of services at a future date or continuously over one or more future periods. When the prepaid expenses are eventually consumed, they are charged to expense. Prepaid Expenses are recorded at fair market value.

The Company had $115,685 in prepaid expenses as of March 31, 2024 (March 31, 2023 – $0). Prepaid expenses consist of prepaid services.

Lease

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, The Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Website Development Costs

The Company amortizes these costs using the straight-line method over a period of one year, which is the remaining estimated economic life of the costs. At the end of each reporting period, the Company writes down any excess of the unamortized balance over the net realizable value.

Foreign Currency Translation

The Company considers the U.S. dollar to be its functional currency as it is the currency of the primary economic environment in which the Company operates. All assets, liabilities, revenues and expenses denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. All exchange gains and losses are included in operations.

For the years ended March 31, 2024 and 2023, foreign currency transaction gain (loss) was $0 and $(2,967), respectively.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) 606. ASC 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company has assessed the impact of the guidance by performing the following five steps analysis:

Step 1: Identify the contract

Step 2: Identify the performance obligations

Step 3: Determine the transaction price

Step 4: Allocate the transaction price

Step 5: Recognize revenue

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue.

Revenue from supplies of consulting services is recognized when title and risk of loss are transferred and there are no continuing obligations to the customer. Title and the risks and rewards of ownership transfer to and accepted by the customer when the services are collected by the customer at the Company’s office. Revenue is recorded net of sales discounts, returns, allowances, and other adjustments that are based upon management’s best estimates and historical experience and are provided for in the same period as the related revenues are recorded. Based on limited operating history, management estimates that there was no sales return for the period reported.

The Company derives its revenue from direct sales to individuals and business companies. Generally, the Company recognizes revenue when services are sold and accepted by the customers and there are no continuing obligations to the customer.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from November 6, 2017 (inception) through March 31, 2024, there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income (Loss)

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the year ended March 31, 2024, there was no difference between our net loss and comprehensive loss. For the year ended March 31, 2023, our net loss was $348,933 and comprehensive loss was $351,900.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Note 4 – FIXED ASSETS

As of March 31, 2024, our fixed assets comprised of $1,500 in equipment. Depreciation expense of equipment was $1,500 as of March 31, 2024.

Note 5 – INTANGIBLE ASSETS

As of March 31, 2024, the total amount of website development was $8,361. Amortization expense of website development was $8,361 as of March 31, 2024.

As of March 31, 2024, the unamortized balance of the costs related to the purchase or internal development and production of software to be sold, leased, or otherwise marketed was $97,400, which is deemed to be equal to the net realizable value, and is included within Application Development Costs in the balance sheet. Amortization expense of application development was $97,400 as of March 31, 2024.

In December 2019 and March 2020, the Company purchased an RSS Database. As of March 31, 2024, the total amount of RSS Database was $149,000. Amortization expense of RSS Database was $100,750 as of March 31, 2024.

In April 2023, the Company acquired Avant! AI™ and Instant FAME™ technologies. As of March 31, 2024, the total amount of the acquired assets was $124,000 and $25,000, respectively. Depreciation expense of Avant! AI™ was $11,367 as of March 31, 2024. Amortization expense of Instant FAME™ was $2,292 as of March 31, 2024.

The Company had the following intangible assets as of March 31, 2024 and 2023:

	As of March 31, 2024	As of March 31, 2023

Avant! AI™	$124,000	$-
Chatbot Developments	4,060	4,060
Instant FAME™	25,000	-
Mobile Application Development Costs	126,850	126,850
RSS Database	149,000	149,000
Website Development	8,361	8,361
Amortization expense	(231,339)	(154,511)

Total Intangible Assets, Net	$205,932	$133,760

Note 6 – RELATED PARTY TRANSACTIONS

As of March 31, 2024, our secretary, Natalija Tunevic, has loaned to the Company $114,328. This loan is unsecured, non-interest bearing and due on demand.

As of March 31, 2024, our director, Vitalis Racius, has loaned to the Company $56,634, of which $112,634 was advanced to the Company and $56,100 was repaid during the year ended March 31, 2024. This loan is unsecured, non-interest bearing and due on demand.

As of March 31, 2024, our shareholder, Marieta Seiranova, has loaned to the Company $68,078, of which $168,078 was advanced to the Company and $100,000 was repaid during the year ended March 31, 2024. This loan is unsecured, non-interest bearing and due on demand.

As of March 31, 2024, our shareholder, Mehrabian Investments LLC, has loaned to the Company $30,000. This loan is unsecured, non-interest bearing and due on demand.

As of March 31, 2024, our shareholder, IGOR 1 CORP, has loaned to the Company $13,147. This loan is unsecured, non-interest bearing and due on demand.

The Company’s subsidiary Thynews Tech LLC received $124,590 as advances from related parties as of March 31, 2024. The advances are interest-free and due on demand.

As of March 31, 2024, the Company has an outstanding debt to our former Treasurer, COO and Director, Mikhail Bukshpan. The amount of such debt is $99,000.

Note 7 – THIRD PARTY TRANSACTIONS

Since January 2021, Natalija Tunevic, assigned her accrued loans that she provided the Company with to third parties for the total amount of $229,500 been assigned. A conversion clause into common was added to the Notes. Other than one note for $60,000 that can be converted into common at conversion price shall be at market share price on the day of conversion subject to a 40% discount, all remaining assigned notes can be converted into common Stock at a fixed conversion price of $0.01 per share.

On March 27, 2023, the Company entered into a Securities Purchase Agreement with 1800 Diagonal Lending LLC (“DL”) pursuant to which the Company issued to DL a Convertible Promissory Note (the “DL Convertible Note”) in the aggregate principal amount of $125,100 for a purchase price of $104,250. The DL Convertible Note has a maturity date of June 27, 2024 and the Company has agreed to pay interest on the unpaid principal balance of the DL Convertible Note at the rate of eight percent (8.0%) per annum from the date on which the DL Convertible Note is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.

The Company shall have the right to prepay the DL Convertible Note, provided it makes a payment including a prepayment to DL as set forth in the DL Convertible Note. The outstanding principal amount of the DL Convertible Note may not be converted prior to the period beginning on the date that is 180 days following the date the DL Convertible Note is issued. Following the 180th day, DL may convert the DL Convertible Note into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price during the 20-day period preceding the date of conversion. In addition, upon the occurrence and during the continuation of an event of default (as defined in the DL Convertible Note), the DL Convertible Note shall become immediately due and payable and the Company shall pay to DL, in full satisfaction of its obligations hereunder, additional amounts as set forth in the DL Convertible Note. In no event shall DL be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by DL and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company. On September 26, 2023 the Company paid off the DL Convertible Note, in cash for $136,393.

On April 3, 2023, the Company, entered into an Asset Purchase Agreement (“Treasure APA”) with Treasure Drive Ltd. (“TD”) pursuant to which the Company agreed to acquire a technology portfolio including certain source codes and pending patent applications which have applications in a variety of areas including creating systems and methods of facilitating digital rating and secured sales of digital works as well as core virtual reality platforms known as digital auction systems, rating and secure sales via open bid auctions (“Instant Fame Assets”).

At closing, in consideration of the Instant Fame Assets, the Company shall issue to TD 5,000 convertible preferred shares of the Company with a stated valued at $5,000 per share each (the “Preferred Shares Series A”). The Preferred Shares Series A may be converted at the option of TD into the Company shares of common stock at a conversion price equal to a 5% discount to the weighted average closing price during the five (5) days prior of such conversion, and will include a 4.99% beneficial ownership limitation. The Preferred Shares Series A will have voting rights on an as converted and will be entitled to a payment equal to the stated value of the Preferred Shares Series A in the event of the Company liquidation only. In the event the Company is unable to up-list to Nasdaq either through a business combination or otherwise prior to the expiration of the Lock Up Term, TD may request within three (3) business days of the expiration of the Lock-Up Term, that all transactions contemplated by the Treasure APA be unwound.

In addition, the Company and Elentina Group, LLC (“Elentina”) entered into a Service Agreements in which Elentina, was engaged to provide certain capital markets services for a flat quarterly fee of $75,000 paid in shares of common stock (the “Elentina Common Stock”). The Elentina Common Stock to be issued within five days of the first day of quarter during the term (ie January 1, April 1, July 1 and October 1). The Elentina Common Stock shall be fully earned upon issuance. The number of shares of Elentina Common Stock to be issued will be determined by dividing the quarterly fee of $75,000 by the Company’s ten (10) day VWAP, which shall at no point be less than $0.10 per share.

The offer, sale and issuance of the above securities was made to an accredited investor and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated there under with regard to the sale. No advertising or general solicitation was employed in offering the securities. The offer and sales were made to an accredited investor and transfer of the common stock will be restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.

As disclosed above, on April 3, 2023, the Company, entered into an Asset Purchase Agreement (“Treasure APA”) with Treasure Drive Ltd. (“TD”) pursuant to which the Company acquired a technology portfolio including certain source codes and pending patent applications which have applications in a variety of areas including creating systems and methods of facilitating digital rating and secured sales of digital works as well as core virtual reality platforms known as digital auction systems, rating and secure sales via open bid auctions (“Instant Fame Assets”).

At closing, in consideration of the Instant Fame Assets, the Company shall issue to TD 5,000 convertible preferred shares of the Company with a stated valued at $5,000 per share each (the “Preferred Shares Series A”). The Preferred Shares Series A may be converted at the option of TD into the Company shares of common stock at a conversion price equal to a 5% discount to the weighted average closing price during the five (5) days prior of such conversion, and will include a 4.99% beneficial ownership limitation. The Preferred Shares Series A will have voting rights on an as converted and will be entitled to a payment equal to the stated value of the Preferred Shares Series A in the event of the Company liquidation only. In the event the Company is unable to up-list to Nasdaq either through a business combination or otherwise prior to the expiration of the Lock Up Term, TD may request within three (3) business days of the expiration of the Lock-Up Term, that all transactions contemplated by the Treasure APA be unwound.

In connection with the offering, the Company filed a Certificate of Designation to its Articles of Incorporation designating 5,000 shares of its Preferred Stock of Series A.

On August 17, 2023, the Company accepted the initiative of Mrs. Tunevic to write off the Company`s salary debt in the amount of $114,600.00 with the possibility of converting this amount into restricted common shares at a value of $0.012 per share which is equivalent to 9,550,000 common shares. The Company approved the issuance and transfer of shares to third parties.

On October 2, 2023, the Company entered into a Securities Purchase Agreement with DL pursuant to which the Company issued to DL a Convertible Promissory Note (the “October 2023 DL Convertible Note”) in the aggregate principal amount of $126,000 for a purchase price of $105,000. The October 2023 DL Convertible Note has a maturity date of March 2, 2025 and the Company has agreed to pay interest on the unpaid principal balance of the DL Convertible Note at the rate of eight percent (8.0%) per annum from the date on which the October 2023 DL Convertible Note is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the October 2023 DL Convertible Note, provided it makes a payment including a prepayment to DL as set forth in the October 2023 DL Convertible Note. The outstanding principal amount of the DL Convertible Note may not be converted prior to the period beginning on the date that is 180 days following the date the DL Convertible Note is issued. Following the 180th day, DL may convert the DL Convertible Note into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price during the 20-day period preceding the date of conversion. In addition, upon the occurrence and during the continuation of an event of default (as defined in the DL Convertible Note), the DL Convertible Note shall become immediately due and payable and the Company shall pay to DL, in full satisfaction of its obligations hereunder, additional amounts as set forth in the DL Convertible Note. In no event shall DL be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by DL and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company. On April 2, 2024 the Company paid off the October 2023 DL Convertible Note, in cash for $137,549.

On November 27, 2023, the Company approved the initiative from Treasure Drive Ltd. to convert and transfer part of Series A Preferred Stock shares in the amount of 1,950 Series A Preferred Stock shares into 26,973,528 shares of Common Stock of the Corporation to third parties in compliance with the Asset Purchase Agreement dated April 3, 2023, along with the Annex A “Notice of Conversion”.

Note 8 – STOCKHOLDERS’ EQUITY

On March 6, 2023, the Company filed a Certificate of Amendment to its Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada to increase the number of authorized shares of the Company’s common stock from 255,000,000 to 520,000,000 shares (the “Charter Amendment”) of which 500,000,000 shall be common stock, $0.001 par value per share, and 20,000,000 shall be blank check preferred stock, $0.001 par value per share. The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board upon issuance. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series.

Preferred Stock

The Company has 20,000,000, $0.001 par value shares of preferred stock authorized as of March 31, 2024.

On November 21, 2023, the Company issued 3,000,000 shares of preferred stock in exchange for 3,000,000 shares of common stock.

On December 1, 2023, the Company issued 2,000,000 shares of preferred stock as bonuses to officers of the Company.

There were 10,000,000 shares of preferred stock issued and outstanding as of March 31, 2024.

Preferred Stock Series A

The Company has 5,000, $0.001 par value shares of preferred stock series A authorized as of March 31, 2024.

In April 2023, the Company issued 5,000 shares of preferred stock series A for InstantFAME™ acquisition.

On November 27, 2023, the Company converted 1,950 series A preferred stock shares into 26,973,528 shares of Common Stock.

There were 3,050 shares of preferred stock series A issued and outstanding as of March 31, 2024.

Common Stock

The Company has 500,000,000, $0.001 par value shares of common stock as of March 31, 2024.

On April 25, 2023, the Company issued 26,000,000 common shares for Avant! AI™ acquisition.

On June 1, 2023, the Company issued 5,250,000 common shares in exchange for convertible notes in the amount of $94,500.

On July 27, 2023, the Company issued 213,243 common shares for cancelation of $287,500 payroll debt.

On August 17, 2023, the Company issued 9,550,000 common shares for cancelation of $114,600 payroll debt.

On October 20, 2023, the Company issued 3,000,000 common shares for cancelation of $54,000 related party loan.

On November 20, 2023, the Company issued 3,000,000 shares of preferred stock, featuring a 1:5 voting right, in exchange for 3,000,000 shares of common stock.

On November 27, 2023, the Company converted 1,950 series A preferred stock shares into 26,973,528 shares of Common Stock.

As of May 31, 2024, the Company issued 8,477,324 common shares for cancelation of $604,318 payroll debt and 2,050,000 common shares as bonuses to officers of the Company.

On March 22, 2024, the Company issued 150,000 common shares for consulting services that were cancelled on May 29, 2024.

There were 117,167,906 shares of common stock issued and outstanding as of March 31, 2024.

Warrants

No warrants were issued or outstanding as of March 31, 2024.

Stock Options

The Company has never adopted a stock option plan and has never issued any stock options.

Note 9 – COMMITMENTS AND CONTINGENCIES

The Company rents an office at 44A Gedimino avenue, Vilnius, 01110, Lithuania, and operate in the USA via a virtual office located at 5348 Vegas Drive Las Vegas, NV 89108

On April 3, 2023, the Company, entered into an Asset Purchase Agreement (“Treasure APA”) with Treasure Drive Ltd. (“TD”) pursuant to which the Company agreed to acquire a technology portfolio including certain source codes and pending patent applications which have applications in a variety of areas including creating systems and methods of facilitating digital rating and secured sales of digital works as well as core virtual reality platforms known as digital auction systems, rating and secure sales via open bid auctions (“Instant Fame Assets”).

At closing, in consideration of the Instant Fame Assets, the Company shall issue to TD 5,000 convertible preferred shares of the Company with a stated valued at $5,000 per share each (the “Preferred Shares Series A”). The Preferred Shares Series A may be converted at the option of TD into the Company shares of common stock at a conversion price equal to a 5% discount to the weighted average closing price during the five (5) days prior of such conversion, and will include a 4.99% beneficial ownership limitation. The Preferred Shares Series A will have voting rights on an as converted and will be entitled to a payment equal to the stated value of the Preferred Shares Series A in the event of the Company liquidation only. In the event the Company is unable to up-list to Nasdaq either through a business combination or otherwise prior to the expiration of the Lock Up Term, TD may request within three (3) business days of the expiration of the Lock-Up Term, that all transactions contemplated by the Treasure APA be unwound.

In addition, the Company and Elentina Group, LLC (“Elentina”) entered into a Service Agreements in which Elentina, was engaged to provide certain capital markets services for a flat quarterly fee of $75,000 paid in shares of common stock (the “Elentina Common Stock”). The Elentina Common Stock to be issued within five days of the first day of quarter during the term (ie January 1, April 1, July 1 and October 1). The Elentina Common Stock shall be fully earned upon issuance. The number of shares of Elentina Common Stock to be issued will be determined by dividing the quarterly fee of $75,000 by the Company’s ten (10) day VWAP, which shall at no point be less than $0.10 per share.

The offer, sale and issuance of the above securities was made to an accredited investor and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated there under with regard to the sale. No advertising or general solicitation was employed in offering the securities. The offer and sales were made to an accredited investor and transfer of the common stock will be restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.

As disclosed above, on April 3, 2023, the Company, entered into an Asset Purchase Agreement (“Treasure APA”) with Treasure Drive Ltd. (“TD”) pursuant to which the Company acquired a technology portfolio including certain source codes and pending patent applications which have applications in a variety of areas including creating systems and methods of facilitating digital rating and secured sales of digital works as well as core virtual reality platforms known as digital auction systems, rating and secure sales via open bid auctions (“Instant Fame Assets”).

At closing, in consideration of the Instant Fame Assets, the Company shall issue to TD 5,000 convertible preferred shares of the Company with a stated valued at $5,000 per share each (the “Preferred Shares Series A”). The Preferred Shares Series A may be converted at the option of TD into the Company shares of common stock at a conversion price equal to a 5% discount to the weighted average closing price during the five (5) days prior of such conversion, and will include a 4.99% beneficial ownership limitation. The Preferred Shares Series A will have voting rights on an as converted and will be entitled to a payment equal to the stated value of the Preferred Shares Series A in the event of the Company liquidation only. In the event the Company is unable to up-list to Nasdaq either through a business combination or otherwise prior to the expiration of the Lock Up Term, TD may request within three (3) business days of the expiration of the Lock-Up Term, that all transactions contemplated by the Treasure APA be unwound.

In connection with the offering, the Company filed a Certificate of Designation to its Articles of Incorporation designating 5,000 shares of its Preferred Stock of Series A.

On April 18, 2023, Vladimir Hanin resigned from the positions of the Chief Financial Officer and Secretary.

On April 20, 2023, the Company and Kenneth L. Waggoner entered into an Executive Compensation Agreement pursuant to which Mr. Waggoner was retained as Chief Executive Officer. In consideration for serving as CEO, Mr. Waggoner will receive an annual base salary of $720,000 payable in shares of common stock of the Company (the “CEO Shares”), which shall be increased to $1,440,000 upon the Company up-listing to a national exchange. The CEO Shares will be paid on a quarterly basis at the beginning of each quarter, prorated for partial quarters. The number of CEO Shares will be issued on a quarterly basis and shall be determined by dividing $180,000 (which is the quarterly pay for three months) by the Company’s 20-day VWAP. On April 26, 2023, the parties enter into Amendment No. 1 to Executive Compensation Agreement adding to the consideration of Mr. Waggoner for serving as CEO, that If Mr. Waggoner raises sufficient equity financing or other working capital, Mr. Waggoner shall be entitled to an additional bonus to be determine by the Company’s Board of Directors which in any event will not be less than $200,000 payable to the Executive within 30 days of such financing or infusion of capital.

On April 27, 2023, the Company and Paul Averill entered into an Employment Agreement pursuant to which Mr. Averill was retained as Chief Operating Officer (“COO”). In consideration for serving as COO, Mr. Averill will receive an annual base salary of $600,000 payable in shares of common stock of the Company (the “COO Shares”), which shall be increased to $1,200,000 upon the Company up-listing to a national exchange. The COO Shares will be paid on a quarterly basis at the beginning of each quarter, prorated for partial quarters. The number of COO Shares to be issued on a quarterly basis shall be determined by dividing $150,000 (which is the quarterly pay for three months) by the Company’s 20-day VWAP. Mr. Averill shall be paid a one-time $150,000 cash payment no later than thirty (30) days after the Company raises sufficient equity financing or other working capital. Mr. Averill is an accomplished technology and operational entrepreneur who excels at developing and executing growth strategies for venture and private equity-backed companies. He has extensive experience in building and managing high performance teams that tackle market challenges in creative and innovative ways. From August 2022 to present, Mr. Averill served as the acting CEO of Wired4Tech, Inc., an information technology services and software development company providing a range of technology services including application development, public/private cloud development, outsourcing, performance testing and tuning. Parallel to Wired4Tech, Inc Mr. Averill is acting President and COO of SOS Technologies, LLC, a crisis notification and response-time mitigation, threat surveillance and workplace safety platform. From 2011 to 2022, Mr. Averill was the founder of Wired4Health Inc., a full-service healthcare technology services company focused on data integration, any-to-any data transformation, technology risk assessment, due diligence, data-driven customer product implementations and software development. Wired4Health has implemented data-driven applications for over 3,000+ healthcare organizations and maintains in excess of 25,000 data feeds supporting 123 million unique patients.

On May 8, 2023, the Company and Percy Kwong (“PK”) entered into a Technology Advisor Compensation Agreement pursuant to which PK agreed to provide certain technical consulting services similar in nature to the services a Chief Technology Officer at a Nasdaq listed technology company of the same size as the Company would provide. In consideration for providing the services, PK will receive a quarterly base compensation of $150,000 payable in shares of common stock of the Company (the “PK Shares”). The PK Shares will be paid on a quarterly basis at the beginning of each quarter, prorated for partial quarters. The number of PK Shares to be issued on a quarterly basis shall be determined by dividing $150,000 (which is the quarterly pay for three months) by 85% of the Company’s VWAP prior to issuance, which shall at no point be less than $0.10 per share. once the Company’s Stock is listed on Nasdaq or any other National Stock Exchange, retroactive to April 15, 2023, the Company shall pay the Advisor a quarterly fee of $250,000 during the Term and any Additional Term.

On May 23, 2023, the Company, filed a Certificate of Amendment to its Articles of Incorporation changing the Company’s name to Avant Technologies Inc. (the “Name Change”). On May 23, 2023, in connection with the foregoing, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”), requesting confirmation of the Name Change and also to request the change of the Company’s ticker symbol from “TREN” to “AVAI” (the “Symbol Change”). On July 18, 2023, FINRA announced the Company’s Name Change and Symbol Change, which became effective on July 19, 2023 on the OTC Markets. The Name Change and Symbol Change do not affect the rights of the Company’s security holders. The Company’s securities will continue to be quoted on the OTC Markets. Following the Name Change, the stock certificates, which reflect the former name of the Company, will continue to be valid. Certificates reflecting the Name Change will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

On June 1, 2023, the Company issued to Mr. Cherniienko 5,250,000 common shares for cancelation of $94,500 debt.

On June 20, 2023, Mikhail Bukshpan, assigned his $5,217 debt to Mr. Vitalus Racius. A conversion clause was added to the Note, pursuant to which, the $5,217 debt is convertible at any time, at the discretion of Mr. Vitalis Racius, into shares of the Company’s Common Stock.

On June 27, 2023, Natalija Tunevic, the Company’s Secretary, accepted the resignation of Kenneth Waggoner, which was submitted by Mr. Waggoner through a third party. Mr. Waggoner's resignation was due to a perceived disagreement over the company's operations as dictated by the board of directors. Effectively immediately, Mr. Waggoner no longer represents the company or its employees or consultants in any way. Ms. Racius will fill the vacancy as interim CEO until the board appoints a new one.

On July 24, 2023, the Company and Danny Rittman entered into an Employment Agreement pursuant to which Mr. Rittman was retained as Chief Information Security Officer (“CISO”).

In consideration for serving as CISO, Mr. Rittman will receive an annual base salary of $300,000 payable in shares of common stock of the Company (the “CISO Shares”), which shall be increased to $600,000 upon the Company up-listing to a national exchange. The CISO Shares will be paid on a quarterly basis at the beginning of each quarter, prorated for partial quarters. The number of CISO Shares to be issued on a quarterly basis shall be determined by dividing $75,000 (which is the quarterly pay for three months) by the Company’s 20-day VWAP. Mr. Rittman shall be paid a one-time $50,000 cash payment no later than thirty (30) days after the Company raises sufficient equity financing or other working capital.

Dr. Rittman is a veteran software architect and integrated circuit technology expert with over 20 years of experience in the technology sector. From 2014 through the present, Dr. Rittman served as the Chief Technology Officer and as a director of GBT Technologies, Inc. (OTC: GTCH) (“GBT”), leading its technological direction and managing teams of mobile software developers. From 2012, through 2014, Dr. Rittman served as a Senior Integrated Circuit Consultant for Qualcomm / Max Linear, managing teams of integrated circuit designers within the mobile technology arena. From 2005 through 2010, Dr. Rittman served as the Founder and Chief Technology Officer of Micrologic Design Automation, leading the company’s technological direction, including architecture, design and development of EDA software tools. From 2002 through 2007, Dr. Rittman served as an Integrated Circuit CAD / Software Senior Consultant for IBM, managing integrated circuit back-end projects and leading back-end CAD and QA software tool development and implementation. From 1995 through 2002, Dr. Rittman served as the Founder and VP of R&D for Bind-key Technologies, leading the company’s technological direction, research and development of EDA software tools for integrated circuits and back-end design. Dr. Rittman received a BS in Electrical Engineering - VLSI Design from the University of Bridgeport, graduating Magna Cum Laude in 1992; a MS in Computer Science VLSI Design, specializing in Automation Algorithms, from La Salle University, graduating Magna Cum Laude in 1996; and a PhD in Computer Science - VLSI Design, specializing in EDA Concepts and Algorithms, from La Salle University, graduating Summa Cum Laude in 1998. Dr. Rittman completed a master's degree in information and cybersecurity at Berkeley University. The UC Berkeley MICS (Master of Information and Cybersecurity) program is a graduate-level, accredited program providing comprehensive information and cybersecurity education. The School of Information (iSchool) offers it in collaboration with the College of Engineering at the University of California, Berkeley. The MICS program is designed to provide students with the technical and policy aspects of information and cybersecurity. It covers computer security, cryptography, network security, privacy, risk management, and cybercrime. The program emphasizes a hands-on, project-based approach to learning and provides students with opportunities to work on real-world cybersecurity problems. The MICS program provides participants with the cybersecurity skills and knowledge needed to assume leadership positions in private-sector technology companies and government and military organizations.

On July 27, 2023, the Company issued shares of Common Stock to Kenn Kerr, Paul Averill, and Percy Kwong in compliance with the Consulting as well as Employment and Compensation Agreements, pursuant to which Mr. Kerr, Mr. Averill and Mr. Kwong earned 69,367, 64,599 and 79,277 shares of Common Stock respectively for the relevant quarter as of July 1, 2023.

On August 17, 2023 the Company and Timothy Lantz (“TL”) entered into a Chief Product & Market Strategy Advisor Compensation Agreement (Agreement effective date of August 1, 2023) pursuant to which TL agrees to provide certain product & marketing consulting services similar in nature to the combined services a Chief Product Officer and Chief Marketing Officer at a Nasdaq listed technology company of the same size as the Company would provide. In consideration for providing the services, TL will receive a quarterly base compensation of $375,000 payable in shares of common stock of the Company, provided that at least 40% of the quarterly base compensation shall be paid in cash (the “TL Shares”). The TL Shares will be paid on a quarterly basis at the beginning of each quarter, prorated for partial quarters, commencing April 1, 2025. The number of TL Shares to be issued on a quarterly basis shall be determined by dividing the portion to be paid in shares (which is the quarterly pay for three months, less the cash portion) by 85% of the Company’s 10-day VWAP prior to issuance, which shall at no point be less than $0.10 per share. Once the Company’s Stock is listed on Nasdaq or any other National Stock Exchange, the Company shall pay the Advisor a quarterly fee of $450,000 during the Term, retroactive to August 1, 2023 and for any Additional Term.

On August 17, 2023, the Company accepted the initiative of Mrs. Tunevic to write off the Company`s salary debt in the amount of $114,600.00 with the possibility of converting this amount into restricted common shares at a value of $0.012 per share which is equivalent to 9,550,000 common shares. The Company approved the issuance and transfer of shares to third parties.

On October 2, 2023, the Company entered into a Securities Purchase Agreement with DL pursuant to which the Company issued to DL a Convertible Promissory Note (the “October 2023 DL Convertible Note”) in the aggregate principal amount of $126,000 for a purchase price of $105,000. The October 2023 DL Convertible Note has a maturity date of March 2, 2025 and the Company has agreed to pay interest on the unpaid principal balance of the DL Convertible Note at the rate of eight percent (8.0%) per annum from the date on which the October 2023 DL Convertible Note is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the October 2023 DL Convertible Note, provided it makes a payment including a prepayment to DL as set forth in the DL Convertible Note. The outstanding principal amount of the October 2023 DL Convertible Note may not be converted prior to the period beginning on the date that is 180 days following the date the DL Convertible Note is issued. Following the 180th day, DL may convert the October 2023 DL Convertible Note into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price during the 20-day period preceding the date of conversion. In addition, upon the occurrence and during the continuation of an event of default (as defined in the October 2023 DL Convertible Note), the October 2023 DL Convertible Note shall become immediately due and payable and the Company shall pay to DL, in full satisfaction of its obligations hereunder, additional amounts as set forth in the October 2023 DL Convertible Note. In no event shall DL be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by DL and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company. On April 2, 2024, the Company paid off the October 2023 DL Convertible Note, in cash for $137,549.

On October 20, 2023, the Company issued 3,000,000 shares of Common Stock to Vitalis Racius in exchange for related party loan accrued as of June 30, 2023.

On November 3, 2023, Avant Technologies Inc. (the “Company”) and Timothy Lantz entered into an Employment Agreement pursuant to which Mr. Lantz was retained as Director and Chief Executive Officer (“CEO”).

In consideration for serving as CEO, Mr. Lantz will receive an annual base cash salary of $480,000 plus an annual cash bonus equal to 50% of the annual base salary, to be paid no later than March 15th of the year immediately following the year in which the bonus was earned. In addition, Mr. Lantz will be eligible to an equity compensation as following: (i) Incentive Stock Options (ISOs): Effective upon the Start Date, Mr. Lantz shall receive an initial options grant in the form of an ISO, in a quantity equivalent to 3% of the total outstanding common stock of the Company at that date, subject to the following key terms: (a) 4-year vesting, with a 1-year cliff (25% to vest immediately on the 1-yr anniversary of the Start Date, the remaining 75% to ratably vest monthly – 1/36 each month, thereafter.) (b) The strike price shall be $.01 per share. (ii) Restricted Stock Awards (RSAs): In keeping with Mr. Lantz’s current Advisory Agreement, the Company shall grant Mr. Lantz a quarterly RSA equal to $375,000 (the “Quarterly RSA”) for each calendar quarter beginning on August 1, 2023 and continuing throughout the term of employment, payable on a deferred basis. Payment shall be made in shares of common stock of the Company (“Stock”). The number of shares of Stock to be issued in such case will be determined by dividing that portion of the Quarterly RSA payable in Stock by 85% of the Company’s ten-day Volume Weighted Average Price (“VWAP”) of the Stock, for the ten-day period immediately prior to the date of issuance. This represents a 15% discount to the relevant VWAP, which discount shall at no point be less than $0.10 per share of Stock.

Notwithstanding the foregoing, if the Stock is listed on Nasdaq or any other National Stock Exchange while Mr. Lantz is employed by, or performing advisory services for, the Company in any capacity, the Company shall increase the Quarterly RSA to $450,000 during such employment or performance of advisory services, which increase shall be applied retroactive to August 1, 2023.

Mr. Lantz is an accomplished technology and operational entrepreneur who excels for over 20 years at all stages of business operations, developing and executing growth strategies, including start-up, growth, turn-around, and successful exit—to both strategic and financial buyers. Mr. Lantz served as the acting President & COO of Caresyntax Corporation sine 2019 to present, a Venture-backed, multi-national healthcare technology company focused on transforming perioperative care through technology. From 2014 to 2019, Mr. Lantz served as the acting COO and CIO of Sentry Data Systems, a Craneware Company a Healthcare technology company providing software, analytics, consulting services and real-world data/evidence related to pharmaceutical procurement, utilization and compliance to over 600 US hospitals, 7000 retail pharmacies, and domestic/international life sciences companies.

The above offers and sales of the Shares were made to Mr. Lantz, an accredited investor, and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), with regards to the sales. No advertising or general solicitation was employed in offerings the securities. The offer and sale were made to an accredited investors and transfer of the securities was restricted by the Company in accordance with the requirements of the 1933 Act.

Effective November 3, 2023 with the appointment of Mr. Lantz as Director and Chief Executive Officer, Mr. Racuis vacated his position as CEO and continues serve as a Director, Chief Financial Officer (“CFO”) and Treasurer of the Company.

Effective November 3, 2023 Paul Averill resigned as Chief Operating Officer of the Company, so that he may fully devote his efforts to his other business Mr. Averill’ resignation was not the result of any disagreements with management or board of directors of the Company. The Company under the guidance of Mr. Lantz will negotiate with Mr. Averill a consulting agreement potentially.

On November 20, 2023, the Company issued 3,000,000 shares of Preferred Stock, featuring a 1:5 voting right, instead of 3,000,000 shares of Common Stock issued to Vitalis Racius on October 20, 2023.

On November 21, 2023, the Company issued the shares of Common Stock to Kenn Kerr, Paul Averill, Percy Kwong and Danny Rittman in compliance with the Consulting as well as Employment and Compensation Agreements, pursuant to which Mr. Kerr, Mr. Averill, Mr. Kwong and Mr. Rittman earned 139,901, 160,211, 199,859 and 60,686 shares of Common Stock respectively for the relevant quarter as of October 2, 2023. The Company granted the issuance of the bonus to Paul Averill of a sum of 50,000 shares of Common Stock as a reward for exceptional assignment over the three months as of November 2023.

On November 21, 2023, the Company executed Amendments to Compensation Agreements effective as of December 1, 2023. Pursuant to these amendments, Ivan Lunegov, Vitalis Racius and Natalija Tunevic will receive annual base compensation amounts of $400,000, $200,000 and $50,000 respectively.

On November 24, 2023, the Company appointment Mr. Lunegov as Director while retaining his role as the current President of the Corporation, effective from November 24, 2023.

On November 27, 2023, the Company granted approval for the issuance of (i) 3,750,000 shares of Common Stock to Vitalis Racius, aligning with the Compensation Agreement and covering his payroll as of September 30, 2023, (ii) 3,750,000 shares of Common Stock to Ivan Lunegov in accordance with the Compensation Agreement and addressing his payroll as of May 31, 2023, (iii) 416,667 shares of Common Stock to Natalija Tunevic in compliance with the Amendment to Employment Agreement and corresponding to her payroll as of September 30, 2023.

On November 27, 2023, the Company approved the initiative from Treasure Drive Ltd. to convert and transfer part of Series A Preferred Stock shares in the amount of 1,950 Series A Preferred Stock shares into 26,973,528 shares of Common Stock of the Corporation to third parties in compliance with the Asset Purchase Agreement dated April 3, 2023, along with the Annex A “Notice of Conversion”.

On December 1, 2023, the Company authorized the allocation of (i) 1,000,000 shares of Preferred Stock, featuring a 1:5 voting right, to Vitalis Racius as bonuses in recognition of his outstanding performance from June 27, 2023 till November 3, 2023, concurrently assuming dual key executive roles as Chief Executive Officer and Chief Financial Officer; (ii) 2,000,000 shares of Common Stock to Ivan Lunegov, the current President and Director of the Corporation, as bonuses of appreciation for his exceptional contributions over the last two years of his employment; (iii) 1,000,000 shares of Preferred Stock, featuring a 1:5 voting right, to Natalija Tunevic, the Secretary of the Corporation, as bonuses for her years of dedicated service;

On December 11, 2023 (the "Effective Date"), the Company and Wired-4-Tech, Inc., controlled by Mr. Paul Averill ("Developer") entered into a Technology Co-Development Agreement (the "Agreement"). Pursuant to the Agreement, Developer agrees to develop and deliver certain unique and proprietary hardware and software developed and/or customized specifically (the "Technologies") for Company's exclusive use. Company will provide Developer with its specific requirements and specifications for the Technologies. Developer will be responsible for all aspects of the development and delivery of the Technologies, including design, engineering, testing, and deployment. The Company will have the right to review and approve the Technologies at various stages of development. Upon completion of the development of the Technologies, Developer will grant Client an exclusive, perpetual license to use, modify, and sublicense the Technologies. Developer will transfer all intellectual property rights of the Technologies to the Company.

On January 17, 2024, the Avant Technologies Inc. entered into an Employment Agreement (the "Agreement") with Jared Pelski, and appoint Mr. Pelski to serves a Vice President – Business Development of the Company. Jared Pelski is not a relative of any director or executive officer of the Company and does not own more than 5% of the Company's outstanding common stock. Jared Pelski will undertake the responsibilities of Vice President of Business Development, without concurrent membership on the board.

On January 26, 2024, the Avant Technologies Inc. entered into an Employment Agreement (the "Agreement") with Angela Harris and appointed Mrs. Harris to assume the role of Chief Operating Officer (the “COO”) for the Company. Angela Harris is not a relative of any director or executive officer of the Company and does not own more than 5% of the Company's outstanding common stock. Angela Harris will undertake the responsibilities of COO, starting February 1, 2024 (the “Start Date”) without concurrent membership on the board but as a member of the Senior Management Team.

On February 12, 2024, the Company entered into a Services Agreement with PCG Advisory, Inc., a New York corporation, to receive certain services in the areas of investor relations, strategic advisory and digital strategies in exchange for the issuance of 200,000 shares of common stock.

On March 22, 2024, the Company revised and re-signed the Services Agreement dated February 12, 2024, with PCG Advisory, Inc., a New York corporation, to receive certain services in the areas of investor relations, strategic advisory and digital strategies, with the compensation revised to 150,000 shares of common stock. On March 22, 2024, the Company authorized and approved the issuance of 150,000 shares of Common Stock as compensation to PCG Advisory, Inc., a New York corporation, in exchange for their services. On May 29, 2024, the Company cancelled the issuance to PCG Advisory, Inc.

Note 10 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of March 31, 2024, the Company had net operating loss carry forwards of approximately $2,976,395 that may be available to reduce future years’ taxable income in varying amounts through 2039. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at March 31, 2024, was approximately $625,043. The net change in valuation allowance during the year ended March 31, 2024, was $(383,980). In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of March 31, 2024. All tax years since inception remain open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

For the years ended March 31, 2024 and 2023, the provision for Federal income tax consists of the following:

	March 31, 2024	March 31, 2023
Non-current deferred tax assets:
Net operating loss carry forward	$(2,976,395)	$(847,920)
Total deferred tax assets	(625,043)	(178,063)
Valuation allowance	$625,043	$178,063
Net deferred tax assets	$-	$-

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the years ended March 31, 2024 and 2023, as follows:

	March 31, 2024	March 31, 2023
Computed “expected” tax expense (benefit)	(2,976,395)	(847,920)
Change in valuation allowance	$(446,980)	$(73,935)
Actual tax expense (benefit)	-	-

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed.

Note 11 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to March 31, 2024, through the date these financial statements were issued, and has determined that the followings represent material subsequent events to disclose in these financial statements:

On April 5, 2024, Avant Technologies Inc., entered into an Asset Purchase Agreement (“APA”) with Wired4Health, Inc. (“Seller” or “W4H”), pertaining to certain technology assets, providing full-stack software development, database management, data integration, project management and cloud services resources. The assets being acquired include an agreement and amendments between W4H and Sentry Data Systems/Craneware, an agreement between W4H and Respec, Inc., agreements between W4H and all of its employees and contractors assigned to Sentry Data Systems/Craneware and Respec, Inc. customer accounts, Website and Internet Domain Name, Wired4Health.com and all of its content (the “Website“), and any other rights associated with the Website, including, without limitation, any intellectual property rights, all related domains, logos, customer lists and agreements, email lists, passwords, usernames and trade names, and all of the related social media accounts, if any, and any other associated rights, etc. (the “Assets”).

At closing, in consideration of acquiring the Assets, the Company paid Seller $2,200,000 through a combination of an amortizing secured promissory note in the principal amount of $1,200,000 (“Secured Note”) of the Company’s Series B Convertible Preferred Stock (the “Preferred Stock”). The Secured Note is payable by the Company to the Seller in 24 equal monthly installments of principal and interest in the amount of $52,427.22 on the first day of each month, beginning on the first day of the month following the closing of the transaction and continuing on the first day of each consecutive month thereafter until the note is fully paid, but in no case less than two billing cycles of W4H activity. The Secured Note bears interest of five percent (5%) per annum accrued monthly (0.42% per month on the outstanding principal balance).

The Preferred Stock Series B has an aggregate stated value of $1,000,000, where the conversion price is equal to the lesser of $1.00 per share each, on a fully diluted basis, or the volume-weighted average market price (VWAP) of the Company’s common stock as traded on the OTC Markets for the most recent 30 days prior to deal closure (the “Conversion Price”). Conversion will include a 4.99% beneficial ownership limitation and a leak out agreement allowing daily sales to not exceed 25% of the total daily volume.

The Secured Note is secured by the Assets pursuant to the terms of a Security Agreement which, among other things, will authorize the Seller to file a UCC1 Financing Statement in the State of Nevada. As of the date hereof, the Company is obligated on approximately $1,200,000 face amount of Secured Notes issued to the Seller. The Secured Note is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The offer, sale and issuance of the above securities was made to Seller as an accredited investor and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated there under with regard to the sale. No advertising or general solicitation was employed in offering the securities. The offer and sales were made to an accredited investor and transfer of the common stock will be restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.

Effective April 24, 2024, Mr. Lantz vacated his positions as CEO and Director of the Company. Mr. Lantz vacated without any conflicts with the Company's Board of Directors.

Effective April 24, 2024, Angela Harris resigned as Chief Operating Officer (“COO”) of the Company. Ms. Harris`s resignation was not the result of any disagreements with the Company’s Board of Directors.

Effective April 24, 2024, Jared Pelski resigned as Vice President – Business Development of the Company. Mr. Pelski`s resignation was not the result of any disagreements with the Company’s Board of Directors.

Effective April 24, 2024, the Company’s Board of Directors terminated the Employment Agreement with Timothy Lantz dated November 3, 2023; Employment Agreement with Jared Pelski dated January 17, 2024; and the Employment Agreement with Angela Harris dated January 26, 2024. The Employment Agreements with Mr. Lantz, Mr. Pelski, and Ms. Harris were canceled by mutual consent and none of the parties has a claim against any of the others.

On April 24, 2024, Avant Technologies Inc. and William Hisey entered into an Employment Agreement pursuant to which Mr. Hisey was retained as Interim Chief Executive Officer (“CEO”). William Hisey is not a relative of any director or executive officer of the Company and does not own more than 5% of the Company's outstanding common stock. Mr. Hisey will undertake the responsibilities of Interim CEO, starting April 25, 2024, without concurrent membership on the board but as a member of the Senior Management Team.

Mr. Hisey is a veteran business executive, having held senior positions in business operations and finance, including private equity and corporate finance. His experiences run the spectrum from initial start-ups to Fortune 100 Companies. Mr. Hisey began his career at Ernst & Young before moving on to multiple financial roles at Pitney Bowes for the next decade. After several years as VP Business Development at IVAX Pharmaceuticals, he served as CFO of the boutique venture capital firm Snowmark Capital for several years. Mr. Hisey then transitioned to the entrepreneurial side of business by founding RxStrategies, a 340b pharmaceutical services startup, focusing on developing the business model, raising capital, and directing the ramp up of company infrastructure and front of the house activities. Subsequently, he served various roles at Sentry Data Systems, including CFO and VP-Business Development. Mr. Hisey has spent the last 13 years consulting with new business startups and providing fractional CFO services, primarily through Wired4Health.

From 2011 to present, Mr. Hisey has provided CFO and private equity services to a variety of companies, while also serving as the CFO for Wied4Health. These activities include financial structuring, business modeling, strategic planning, capital raises and due diligence/process improvement projects. From January 2005 to August 2010, Mr. Hisey held various roles with Sentry Data Systems, a healthcare solutions technology company, a PBM focused company. These roles included CFO and VP – Business Development. During his tenure, the company grew from 15 employees to 100+ employees with revenues growing dramatically from less than $1mm to $100mm+. He was instrumental in securing company recapitalization with PE firm and the ultimate sale to Craneware Corporation.

In consideration for serving as Interim CEO, Mr. Hisey will receive a base salary of $4,000 per month. Cash compensation will be reviewed and adjusted annually, as determined by the Compensation Committee of the Company. In addition to the monthly compensation, Mr. Hisey will be eligible to equity incentive in the form of the following: (i) Restricted Stock Awards (RSAs): The Company shall grant Mr. Hisey a quarterly RSA equal 70,0000 shares of common stock (the “Quarterly RSA”) for each calendar quarter beginning on April 1, 2024 and continuing throughout the term of employment. Payment shall be made in shares of common stock of the Company (“Stock”). To the extent that any portion of the Quarterly RSA is paid in Stock, shares of Stock shall be fully earned and vested upon issuance. The number of shares of Stock to be issued in such case will be determined by dividing that portion of the Quarterly RSA payable in Stock by 85% of the Company’s ten-day Volume Weighted Average Price (“VWAP”) of the Stock, for the ten-day period immediately prior to the date of issuance. This represents a 15% discount to the relevant VWAP, which discount shall at no point be less than $0.10 per share of Stock; (ii) Bonus: In connection with the issuance of any Quarterly RSA (the “RSA Quarterly Issuance”), the Company shall pay a bonus to Mr. Hisey in an amount equal to the estimated tax owed by Mr. Hisey in connection to the RSA Quarterly Issuance (including a grossed-up amount to reflect the tax impact of such bonus). Such bonus shall be payable within ten days of the issuance; (iii) Upon a Change in Control of the Company, defined as the sale of at least 50% of the shares of the Company, any non-vested ISOs and/or RSAs shall immediately vest. At Company’s discretion, Mr. Hisey may also receive special bonus awards for reaching mutually agreed upon fundraising and up-listing milestones.

AVANT TECHNOLOGIES INC.

(f/k/a TREND INNOVATIONS HOLDING INC.)

FINANCIAL STATEMENTS

For the three and nine months ended December 31, 2024

AVANT TECHNOLOGIES INC.

Consolidated Balance Sheets

	December 31, 2024 (Unaudited)	March 31, 2024
ASSETS
Current Assets
Cash and Cash Equivalents	$3,070	$281
Prepaid Expenses	24,437	115,685
Prepaid Rent	-	116
Total Current Assets	27,507	116,082

Fixed Assets
Accumulated Depreciation	(1,500)	(1,500)
Furniture and Equipment (note 4)	1,500	1,500
Total Fixed Assets	-	-

Intangible Assets, Net (note 5)	147,379	205,932
TOTAL ASSETS	$174,886	$322,014
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$1,564,963	$1,081,803
Loan from Related Parties (note 6)	541,123	406,777
Convertible Notes Payable (note 7)	204,400	201,000
Notes payable - Related Party	-	99,000
Total Current Liabilities	2,310,486	1,788,580
Total Liabilities	2,310,486	1,788,580

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value, 20,000,000 shares authorized; 11,300,000 and 10,000,000 common shares issued and outstanding respectively	11,300	10,000
Preferred stock Series A, $0.001 par value, 5,000 shares authorized; 3,050 and 3,050 shares issued and outstanding, respectively	15,250	15,250
Common stock, $0.001 par value, 500,000,000 shares authorized; 137,131,580 and 117,167,906 common shares issued and outstanding respectively	137,132	117,168
Additional Paid in Capital	2,283,300	1,367,411
Accumulated Deficit	(4,582,582)	(2,976,395)
Total Stockholders’ Equity (Deficit)	(2,135,600)	(1,466,566)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$174,886	$322,014

The accompanying notes are an integral part of these unaudited financial statements.

AVANT TECHNOLOGIES INC.

Consolidated Statements of Operations

Three and nine months ended December 31, 2024 and 2023 (Unaudited)

	Three months ended December 31, 2024	Three months ended December 31, 2023	Nine months ended December 31, 2024	Nine months ended December 31, 2023

REVENUE	$-	$-	$-	$-

OPERATING EXPENSES
Amortization and Depreciation Expense	19,517	10,267	58,553	29,686
Consulting Services	138,000	-	449,739	-
General and Administrative Expenses	259,974	985,588	937,481	1,724,336
Marketing Expenses	2,436	-	73,361	-
Professional Fees	8,844	17,700	40,249	58,611
Rent Expenses	127	345	857	1,117
Website Expenses	-	-	10,998	-
TOTAL OPERATING EXPENSES	428,898	1,013,900	1,571,238	1,813,750

OTHER INCOME (EXPENSES)	(23,400)	-	(34,949)	(11,293)

NET INCOME (LOSS) FROM OPERATIONS	$(452,298)	$(1,013,900)	$(1,606,187)	$(1,825,043)

PROVISION FOR INCOME TAXES	-	-	-	-

NET INCOME (LOSS)	$(452,298)	$(1,013,900)	$(1,606,187)	$(1,825,043)

COMPREHENSIVE INCOME (LOSS)	$(452,298)	$(1,013,900)	$(1,606,187)	$(1,825,043)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.01)	$(0.01)	$(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	137,004,635	74,840,737	125,175,800	67,076,914

The accompanying notes are an integral part of these unaudited financial statements.

AVANT TECHNOLOGIES INC.

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

Three and nine months ended December 31, 2024 and 2023 (Unaudited)

	Common Stock		Preferred Stock		Preferred Stock Series A		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, March 31, 2023	38,503,811	$ 38,504	5,000,000	$ 3,950	-	$-	$172,207	$(847,920)	$(633,259)

Common Shares issued for acquisition	26,000,000	26,000	-	-	-	-	-	-	26,000
Preferred Shares Series A issued for acquisition	-	-	-	-	5,000	25,000	-	-	25,000
Preferred Shares adjustment	-	-	-	1,050	-	-	(1,050)	-	-
Net income (loss) for the three months	-	-	-	-	-	-	-	(411,522)	(411,522)
Balance, June 30, 2023	64,503,811	$ 64,504	5,000,000	$ 5,000	5,000	$25,000	$171,157	$(1,259,442)	$(993,781)

Common Shares issued for acquisition	9,763,243	9,763	-	-	-	-	392,337	-	402,100
Net income (loss) for the three months	-	-	-	-	-	-	-	(399,621)	(399,621)
Balance, September 30, 2023	74,267,054	$ 74,267	5,000,000	$ 5,000	5,000	$25,000	$563,494	$(1,659,063)	$(991,302)

Conversion of Notes Payable into Common Shares	10,527,324	10,528	-	-	-	-	593,790	-	604,318
Conversion of Notes Payable into Preferred Shares	-	-	5,000,000	5,000	-	-	(5,000)	-	-
Net income (loss) for the three months	-	-	-	-	-	-	-	(1,013,900)	(1,013,900)
Balance, December 31, 2023	84,794,378	$ 84,795	10,000,000	$10,000	5,000	$25,000	$1,152,284	$(2,672,963)	$(1,400,884)

Balance, March 31, 2024	117,167,906	$ 117,168	10,000,000	$10,000	3,050	$15,250	$1,367,411	$(2,976,395)	$(1,466,566)

Cancellation of Common Shares	(150,000)	(150)	-	-	-	-	(89,100)	-	(89,250)
Net loss for the for the three months	-	-	-	-	-	-	-	(528,843)	(528,843)
Balance, June 30, 2024	117,017,906	$ 117,018	10,000,000	$10,000	3,050	$15,250	$1,278,311	$(3,505,238)	$(2,084,659)

Conversion of Accounts Payable into Common Shares	16,154,536	16,155	-	-	-	-	878,084	-	894,239
Conversion of Common Shares into Preferred Shares	(1,300,000)	(1,300)	1,300,000	1,300	-	-	-	-	-
Net loss for the for the three months	-	-	-	-	-	-	-	(625,046)	(625,046)
Balance, September 30, 2024	131,872,442	$ 131,873	11,300,000	$11,300	3,050	$15,250	$2,156,395	$(4,130,284)	$(1,815,466)

Conversion of Accounts Payable into Common Shares	5,259,138	5,259	-	-	-	-	126,905	-	132,164
Net loss for the for the three months	-	-	-	-	-	-	-	(452,298)	(452,298)
Balance, December 31, 2024	137,131,580	$ 137,132	11,300,000	$11,300	3,050	$15,250	$2,283,300	$(4,582,582)	$(2,135,600)

The accompanying notes are an integral part of these unaudited financial statements.

AVANT TECHNOLOGIES INC.

Consolidated Statements of Cash Flows

Nine months ended December 31, 2024 and 2023 (Unaudited)

	Nine months ended December 31, 2024	Nine months ended December 31, 2023
OPERATING ACTIVITIES
Net Income (Loss)	$(1,606,187)	$(1,825,043)
Foreign currency translation adjustment	-	-
Adjustments to reconcile Net Income (Loss)
to net cash used in operations:
Amortization and Depreciation	58,553	29,686
Accounts Payable	483,160	646,609
Prepaid Expenses	91,364	(37,048)
Net cash used in Operating Activities	(973,110)	(1,185,796)
INVESTING ACTIVITIES
Intangible Assets Acquisition	$-	$(149,000)
Net cash provided by Investing Activities	-	(149,000)
FINANCING ACTIVITIES
Additional paid in capital	$915,889	$981,128
Capital Stock	19,964	46,290
Preferred Stock	1,300	5,000
Convertible Notes Payable	3,400	900
Loan from Related Parties	134,346	169,902
Notes Payable	(99,000)	-
Series A Preferred Stock	-	25,000
Net cash provided by Financing Activities	975,899	1,228,220
Net cash increase (decrease) for period	$2,789	$(106,576)
Cash at beginning of period	$281	$107,472
Cash at end of period	$3,070	$896

Supplemental disclosure of non-cash investing and financing activities: Right-of-use assets obtained in exchange for lease obligations	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

AVANT TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2024

(Unaudited)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Avant Technologies Inc. (formerly Trend Innovations Holding Inc.) (“AVAI” or “the Company”) is a technology company specializing in acquiring, creating, and developing innovative and advanced technologies utilizing artificial intelligence (AI) as well as providing a host of information technology consulting services. The Company considers itself a native expert in the field of information technology based on artificial intelligence. Recently, the Company acquired Avant! AI and InstantFAME as well as the assets of Wired4Health, Inc., pertaining to certain technology assets providing full-stack software development, database management, data integration, project management and cloud services resources. Utilize its latest assets acquisitions, Avant mission is to provide innovative and eﬀective AI solutions that transform businesses and positively impact society. Avant strive to push the boundaries of AI technology and empower organizations to achieve their full potential. We believe that our technology can provide a self-sustained system that prepares its data from unlabeled information (Unsupervised Clustering), and then analyzes it using various, proprietary, supervised learning techniques, Improved data efficiency: Unsupervised learning pre-processes and extracts meaningful features from raw or unlabeled data, preparing them as inputs for the supervised learning model. This improves data efficiency and preparations. Our technology deployed over the acquired assets (in sum or as a whole) potentially provides True Learning from Experience - Unsupervised learning is utilized to learn relevant information from many source domains. This knowledge is then evaluated and applied to a related or different domain(s), where information might be in short supply. This feature is a true learning capability. Avant! can leverage the knowledge learned from the source domain to improve performance in the other domains, as well as Factual discovery/conclusion by learning data - Avant! Unsupervised learning techniques, like clustering, help identify groups or patterns in the data, reaching conclusions. Then its supervised learning mechanism can create new datasets (information), which are used for further domains, improving classification and regression tasks. This feature is a true reasoning mechanism.

Until the above acquisitions, the Company's “Thy News” application was one of the Company's key projects. Thy News is a worldwide application used for processing news from multiple sources. Thy News was created for users who value their time but want to keep up with the latest in world news. The app offers the user the opportunity to create their own news feeds solely from those sources that are of interest to them, as well as creating additional news feeds segmented by topic.

On May 23, 2023, the Company filed an application with the Financial Industry Regulation Authority (FINRA) in order to change the name and trading symbol of the Company. On July 18, 2023, FINRA announced the Company’s Name Change and Symbol Change, which became effective on July 19, 2023 on the OTC Markets. The Name Change and Symbol Change do not affect the rights of the Company’s security holders. The Company’s securities will continue to be quoted on the OTC Markets. Following the Name Change, the stock certificates, which reflect the former name of the Company, will continue to be valid. Certificates reflecting the Name Change will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

Our virtual principal office address is located at c/o Eastbiz.com, Inc 5348 Vegas Drive, Las Vegas, NV 89108.

Sale and Purchase of Ownership Interest Agreement

On June 28, 2019, the Company entered into a Sale and Purchase of Ownership Interest Agreement with ThyNews Tech LLC, a Wyoming corporation, (“Thynews Tech” or the “Seller”), wherein the Company purchased 100% of the ownership of Thynews Tech. Upon completion of the Agreement, AVAI agreed to deliver to Thynews Tech’s owners a cumulative total of one hundred thousand (100,000) restricted shares of AVAI treasury valued at One Dollar ($1.00) per share. The shares were to be delivered to Thynews Tech within 60 days following the execution of the agreement. Additionally, AVAI provided to Thynews Tech’s owners, as consideration, a Promissory Note in the amount of One Hundred Thousand United States Dollars ($100,000 US). AVAI acquired 100% of the ownership of duly and validly issued, fully paid and non-assessable ownership interest of ThyNews Tech LLC, including ThyNews Application. Prior to the transaction, AVAI had 5,014,080 shares of common stock issued and outstanding. Upon the transaction, the additional 100,000 of AVAI common stock were issued and outstanding. Upon the issuance of shares to Thynews, there were 5,014,080 shares of common stock issued and outstanding.

On March 30, 2020 AVAI, being represented by its President and Director, Natalija Tunevic, entered into Sale and Purchase of Ownership Interest Of 100% of Itnia Co. LLC, a Wyoming limited liability company which owns 100% of MB Lemalike Innovations, a Lithuanian IT consulting company with Mikhail Bukshpan. Upon completion of the Agreement, AVAI agreed to deliver to Itnia Co. LLC’s owners a cumulative total of one hundred fifty thousand (150,000) restricted shares of Avant Technologies Inc. (formerly Trend Innovations Holding Inc.) treasury valued at One Dollar ($1.00) per share. The shares were to be delivered to Mr. Bukshpan within the mutually agreed upon time frame following the execution of the agreement. Additionally, AVAI were to provide to Mr. Bukshpan, as consideration, a Promissory Note in the amount of One Hundred and Fifty Thousand United States Dollars ($150,000 US).

MB Lemalike Innovations

MB ‘Lemalike Innovations’, formerly known as MB ‘Repia’, was incorporated in Lithuania on October 9, 2017. The company was originally engaged in providing business and other consulting services for the companies intending to seek for new markets outside Lithuania. Recently the company has also been developing in the IT direction. In providing consultations, Lemalike Innovations helps enterprises in the Baltic countries looking for export opportunities. Lemalike Innovations is currently working to enter the area of implementing and consulting on the matter of Artificial Intelligence technologies.

On January 31, 2020, Mr. Mikhail Bukshpan became the director of the entity. On March 10, 2020, he merged Lemalike Innovations into his limited liability company, Itnia Co. LLC. Upon that, on March 30, 2020, Itnia Co. LLC merged into AVAI and became a part of the holding.

On January 9, 2023, the Company transferred to Mikhail Bukshpan all rights, title and interest of one hundred percent (100%) of our wholly owned subsidiary, Itnia Co. LLC, which owns 100% of MB Lemalike Innovations, a Lithuanian IT company, in exchange for return for cancellation of his 5,000,000 common shares of the Company.

The company’s registered office is located at Sv. Stepono g. 27D-2, LT-01315 Vilnius, Lithuania, and its virtual US office is located at c/o Eastbiz.com, Inc 5348 Vegas Drive, Las Vegas, NV 89108.

Acquiring Avant! AI Assets

On April 3, 2023, the Company, entered into an Asset Purchase Agreement (“APA”) along with GBT Tokenize Corp. (“Seller”), which Seller developed and owns a proprietary system and method named Avant-Ai, which is a text-generation, deep learning self-training model that is working based on an innovative, unique concept which learns on its own and constantly enhances its information database with the advantage of unsupervised learning capabilities (the “System”).

At closing, in consideration of acquiring the System, the Company shall issue to the Seller 26,000,000 common shares of the Company (the “Shares”).

In addition, the Company and Seller entered into a license agreement regarding the System, granting the Seller a perpetual, irrevocable, non-exclusive, non-transferable license for using the System.

Acquiring Instant Fame Assets

On April 3, 2023, the Company, entered into an Asset Purchase Agreement (“Treasure APA”) with Treasure Drive Ltd. (“TD”) pursuant to which the Company agreed to acquire a technology portfolio including certain source codes and pending patent applications which have applications in a variety of areas including creating systems and methods of facilitating digital rating and secured sales of digital works as well as core virtual reality platforms known as digital auction systems, rating and secure sales via open bid auctions (“Instant Fame Assets”).

At closing, in consideration of the Instant Fame Assets, the Company shall issue to TD 5,000 convertible preferred shares of the Company with a stated valued at $5,000 per share each (the “Preferred Shares Series A”). The Preferred Shares Series A may be converted at the option of TD into the Company shares of common stock at a conversion price equal to a 5% discount to the weighted average closing price during the five (5) days prior of such conversion, and will include a 4.99% beneficial ownership limitation. The Preferred Shares Series A will have voting rights on an as converted and will be entitled to a payment equal to the stated value of the Preferred Shares Series A in the event of the Company liquidation only. In the event the Company is unable to up-list to Nasdaq either through a business combination or otherwise prior to the expiration of the Lock Up Term, TD may request within three (3) business days of the expiration of the Lock-Up Term, that all transactions contemplated by the Treasure APA be unwound.

In addition, the Company and Elentina Group, LLC (“Elentina”) entered into a Service Agreements in which Elentina, was engaged to provide certain capital markets services for a flat quarterly fee of $75,000 paid in shares of common stock (the “Elentina Common Stock”). The Elentina Common Stock to be issued within five days of the first day of quarter during the term (i.e., January 1, April 1, July 1 and October 1). The Elentina Common Stock shall be fully earned upon issuance. The number of shares of Elentina Common Stock to be issued will be determined by dividing the quarterly fee of $75,000 by the Company’s ten (10) day VWAP, which shall at no point be less than $0.10 per share.

In connection with the offering, the Company filed a Certificate of Designation to its Articles of Incorporation designating 5,000 shares of its Preferred Stock of Series A.

Ainnova Tech Inc.

On November 8, 2024, the Company entered into a Joint Venture and License Agreement (the “License Agreement”) with Ainnova Tech Inc. (“AINN”), which became effective as of November 11, 2024 (the “Effective Date”). Under the License Agreement, Avant and AINN will form a new Nevada Corporation called “Ai-Nova Acquistion Corp” (“AAC”) and contribute the proprietary rights to both North America (The United States and Canada) and Europe.

Ainnova Tech is an Artificial Intelligence company focused on healthcare that has developed software for early detection of diseases through retinal scans and an innovative device for automatic retinal imaging in an accessible way. Currently detecting Diabetic Retinopathy and other retinal diseases; where it maintains and supports the source codes of its proprietary technologies, including Vision AI (“Technology Portfolio”). AINN has developed a Health tech solution based on the Artificial Intelligence that is ready for commercialization, as well as certain derivative technologies, which will position AAC to further develop or license certain code sources in the United States, Canada and Europe. In addition to the Technology Portfolio, AINN will contribute the Vision AI technology, as well as all of the associated technology associated to Retina scanning, services and resources for the development of the Technology Portfolio, including licensing agreements to AAC.

AVAI will contribute all of the capital required by AAC`s formation and operation for the next twelve (12) months, not to exceed $20,000,000 USD in capital and its resources in exchange for the of common stock of AAC (“AAC Shares”). Avant will use its best efforts and also assist in arranging additional funding, as needed, at no cost to AINN. The ownership of AAC shall be 50% Avant and 50% AINN (each a “Member” and together, the “Members”).

The Distributions of profits from AAC will be made to the Members as follows: first, AINN to receive the balance sheet value of its business contributed to AAC; second, Avant to receive the capital it contributed to AAC; third, to AINN and Avant in accordance with their respective percentage ownership interests. AAC will be governed and operated pursuant to the terms of a limited liability company agreement. The parties agreed to expand the territories granted for the Technology Portfolio under the license to AAC to include the entire continental United States, Canada and Europe. AAC will issue 2,000,000 shares of common stock of AAC. AAC is strategically positioning its business and is seeking third parties to license, acquire, joint venture or enter such other strategic transaction with respect to the Technology Portfolio.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern. The Company had recurring losses as of December 31, 2024 and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying condensed financial statements have been prepared by the Company in accordance with GAAP without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of December 31, 2024 and for the related periods presented.

The results for the nine months ended December 31, 2024, are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024, filed with the Securities and Exchange Commission.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

Application Development Costs

The Company follows the provisions of ASC 985, Software, which requires that all costs relating to the purchase or internal development and production of software products to be sold, leased or otherwise marketed, be expensed in the period incurred unless the requirements for technological feasibility have been established. The Company capitalizes all eligible software costs incurred once technological feasibility is established. The Company amortizes these costs using the straight-line method over a period from one to five years, which is the remaining estimated economic life of the costs. At the end of each reporting period, the Company writes down any excess of the unamortized balance over the net realizable value.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line method over the estimated useful life of the assets. We estimate that the useful life of equipment is 5 years and intangible assets is from 1 to 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company had $3,070 of cash as of December 31, 2024.

Prepaid Expenses

Prepaid expenses are amounts paid to secure the use of assets or the receipt of services at a future date or continuously over one or more future periods. When the prepaid expenses are eventually consumed, they are charged to expense. Prepaid Expenses are recorded at fair market value.

The Company had $24,437 in prepaid expenses as of December 31, 2024 (March 31, 2024 – $115,685). Prepaid expenses consist of prepaid services.

Lease

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, The Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Website Development Costs

The Company amortizes these costs using the straight-line method over a period of one year, which is the remaining estimated economic life of the costs. At the end of each reporting period, the Company writes down any excess of the unamortized balance over the net realizable value.

Foreign Currency Translation

The Company considers the U.S. dollar to be its functional currency as it is the currency of the primary economic environment in which the Company operates. All assets, liabilities, revenues and expenses denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. All exchange gains and losses are included in operations.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) 606. ASC 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company has assessed the impact of the guidance by performing the following five steps analysis:

Step 1: Identify the contract

Step 2: Identify the performance obligations

Step 3: Determine the transaction price

Step 4: Allocate the transaction price

Step 5: Recognize revenue

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue.

Revenue from supplies of consulting services is recognized when title and risk of loss are transferred and there are no continuing obligations to the customer. Title and the risks and rewards of ownership transfer to and accepted by the customer when the services are collected by the customer at the Company’s office. Revenue is recorded net of sales discounts, returns, allowances, and other adjustments that are based upon management’s best estimates and historical experience and are provided for in the same period as the related revenues are recorded. Based on limited operating history, management estimates that there was no sales return for the period reported.

The Company derives its revenue from direct sales to individuals and business companies. Generally, the Company recognizes revenue when services are sold and accepted by the customers and there are no continuing obligations to the customer.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from November 6, 2017 (inception) through December 31, 2024, there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income (Loss)

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the nine months ended December 31, 2024 and 2024, there were no difference between our net loss and comprehensive loss.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Note 4 – FIXED ASSETS

As of December 31, 2024, our fixed assets comprised of $1,500 in equipment. Depreciation expense of equipment was $1,500 as of December 31, 2024.

Note 5 – INTANGIBLE ASSETS

As of December 31, 2024, the total amount of website development was $8,361. Accumulated amortization expense of website development was $8,361 as of December 31, 2024.

As of December 31, 2024, the unamortized balance of the costs related to the purchase or internal development and production of software to be sold, leased, or otherwise marketed was $97,400, which is deemed to be equal to the net realizable value, and is included within Application Development Costs in the balance sheet. Accumulated amortization expense of application development was $97,400 as of December 31, 2024.

In December 2019 and March 2020, the Company purchased an RSS Database. As of December 31, 2024, the total amount of RSS Database was $149,000. Accumulated amortization expense of RSS Database was $139,750 as of December 31, 2024.

In April 2023, the Company acquired Avant! AI™ and Instant FAME™ technologies. As of December 31, 2024, the total amount of the acquired assets was $124,000 and $25,000, respectively. Accumulated amortization expense of Avant! AI™ was $20,667 as of December 31, 2024. Accumulated amortization expense of Instant FAME™ was $4,167 as of December 31, 2024.

The Company had the following intangible assets as of December 31, 2024 and March 31, 2024:

	As of December 31, 2024	As of March 31, 2024

Avant! AI™	$124,000	$124,000
Chatbot Developments	4,060	4,060
Instant FAME™	25,000	25,000
Mobile Application Development Costs	126,850	126,850
RSS Database	149,000	149,000
Website Development	8,361	8,361
Accumulated Amortization	(289,892)	(231,339)

Total Intangible Assets, Net	$147,379	$205,932

Note 6 – RELATED PARTY TRANSACTIONS

As of December 31, 2024, our secretary, Natalija Tunevic, has loaned to the Company $114,328. This loan is unsecured, non-interest bearing and due on demand.

As of December 31, 2024, our director, Vitalis Racius, has loaned to the Company $83,387, of which $139,487 was advanced to the Company and $56,100 was repaid. This loan is unsecured, non-interest bearing and due on demand.

As of December 31, 2024, our shareholder, Marieta Seiranova, has loaned to the Company $57,436, of which $305,778 was advanced to the Company and $248,343 was repaid. This loan is unsecured, non-interest bearing and due on demand.

As of December 31, 2024, our shareholder, Mehrabian Investments LLC, has loaned to the Company $30,000. This loan is unsecured, non-interest bearing and due on demand.

As of December 31, 2024, our shareholder, IGOR 1 CORP, has loaned to the Company $131,383. This loan is unsecured, non-interest bearing and due on demand.

The Company’s subsidiary Thynews Tech LLC received $124,590 as advances from related parties as of December 31, 2024. The advances are interest-free and due on demand.

Note 7 – THIRD PARTY TRANSACTIONS

Since January 2021, Natalija Tunevic, assigned her accrued loans that she provided the Company with to third parties for the total amount of $229,500 been assigned. A conversion clause into common was added to the Notes. Other than one note for $60,000 that can be converted into common at conversion price shall be at market share price on the day of conversion subject to a 40% discount, all remaining assigned notes can be converted into common Stock at a fixed conversion price of $0.01 per share.

On March 27, 2023, the Company entered into a Securities Purchase Agreement with 1800 Diagonal Lending LLC (“DL”) pursuant to which the Company issued to DL a Convertible Promissory Note (the “DL Convertible Note”) in the aggregate principal amount of $125,100 for a purchase price of $104,250. The DL Convertible Note has a maturity date of June 27, 2024 and the Company has agreed to pay interest on the unpaid principal balance of the DL Convertible Note at the rate of eight percent (8.0%) per annum from the date on which the DL Convertible Note is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.

The Company shall have the right to prepay the DL Convertible Note, provided it makes a payment including a prepayment to DL as set forth in the DL Convertible Note. The outstanding principal amount of the DL Convertible Note may not be converted prior to the period beginning on the date that is 180 days following the date the DL Convertible Note is issued. Following the 180th day, DL may convert the DL Convertible Note into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price during the 20-day period preceding the date of conversion. In addition, upon the occurrence and during the continuation of an event of default (as defined in the DL Convertible Note), the DL Convertible Note shall become immediately due and payable and the Company shall pay to DL, in full satisfaction of its obligations hereunder, additional amounts as set forth in the DL Convertible Note.

In no event shall DL be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by DL and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company. On September 26, 2023 the Company paid off the DL Convertible Note, in cash for $136,393.

On August 17, 2023, the Company accepted the initiative of Mrs. Tunevic to write off the Company`s salary debt in the amount of $114,600.00 with the possibility of converting this amount into restricted common shares at a value of $0.012 per share which is equivalent to 9,550,000 common shares. The Company approved the issuance and transfer of shares to third parties.

On October 2, 2023, the Company entered into a Securities Purchase Agreement with DL pursuant to which the Company issued to DL a Convertible Promissory Note (the “October 2023 DL Convertible Note”) in the aggregate principal amount of $126,000 for a purchase price of $105,000. The October 2023 DL Convertible Note has a maturity date of March 2, 2025 and the Company has agreed to pay interest on the unpaid principal balance of the DL Convertible Note at the rate of eight percent (8.0%) per annum from the date on which the October 2023 DL Convertible Note is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the October 2023 DL Convertible Note, provided it makes a payment including a prepayment to DL as set forth in the October 2023 DL Convertible Note. The outstanding principal amount of the DL Convertible Note may not be converted prior to the period beginning on the date that is 180 days following the date the DL Convertible Note is issued. Following the 180th day, DL may convert the DL Convertible Note into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price during the 20-day period preceding the date of conversion. In addition, upon the occurrence and during the continuation of an event of default (as defined in the DL Convertible Note), the DL Convertible Note shall become immediately due and payable and the Company shall pay to DL, in full satisfaction of its obligations hereunder, additional amounts as set forth in the DL Convertible Note. In no event shall DL be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by DL and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company. On April 2, 2024 the Company paid off the October 2023 DL Convertible Note, in cash for $137,549.

On November 27, 2023, the Company approved the initiative from Treasure Drive Ltd. to convert and transfer part of Series A Preferred Stock shares in the amount of 1,950 Series A Preferred Stock shares into 26,973,528 shares of Common Stock of the Corporation to third parties in compliance with the Asset Purchase Agreement dated April 3, 2023, along with the Annex A “Notice of Conversion”.

Note 8 – STOCKHOLDERS’ EQUITY

On March 6, 2023, the Company filed a Certificate of Amendment to its Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada to increase the number of authorized shares of the Company’s common stock from 255,000,000 to 520,000,000 shares (the “Charter Amendment”) of which 500,000,000 shall be common stock, $0.001 par value per share, and 20,000,000 shall be blank check preferred stock, $0.001 par value per share. The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board upon issuance. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series.

Preferred Stock

The Company has 20,000,000, $0.001 par value shares of preferred stock authorized as of December 31, 2024.

On November 21, 2023, the Company issued 3,000,000 shares of preferred stock in exchange for 3,000,000 shares of common stock.

On December 1, 2023, the Company issued 2,000,000 shares of preferred stock as bonuses to officers of the Company.

On August 1, 2024, the Company issued 1,300,000 shares of preferred stock in exchange for 1,300,000 shares of common stock.

There were 11,300,000 shares of preferred stock issued and outstanding as of December 31, 2024.

Preferred Stock Series A

The Company has 5,000, $0.001 par value shares of preferred stock series A authorized as of December 31, 2024.

In April 2023, the Company issued 5,000 shares of preferred stock series A for InstantFAME™ acquisition.

On November 27, 2023, the Company converted 1,950 series A preferred stock shares into 26,973,528 shares of Common Stock.

There were 3,050 shares of preferred stock series A issued and outstanding as of December 31, 2024.

Common Stock

The Company has 500,000,000, $0.001 par value shares of common stock as of December 31, 2024.

On April 25, 2023, the Company issued 26,000,000 common shares for Avant! AI™ acquisition.

On June 1, 2023, the Company issued 5,250,000 common shares in exchange for convertible notes in the amount of $94,500.

On July 27, 2023, the Company issued 213,243 common shares for cancelation of $287,500 payroll debt.

On August 17, 2023, the Company issued 9,550,000 common shares for cancelation of $114,600 payroll debt.

On October 20, 2023, the Company issued 3,000,000 common shares for cancelation of $54,000 related party loan.

On November 21, 2023, the Company issued 3,000,000 shares of preferred stock, featuring a 1:5 voting right, in exchange for 3,000,000 shares of common stock.

On November 27, 2023, the Company converted 1,950 series A preferred stock shares into 26,973,528 shares of Common Stock.

During the year ended March 31, 2024, the Company issued 8,477,324 common shares for cancelation of $604,318 payroll debt and 2,050,000 common shares as bonuses to officers of the Company.

On March 22, 2024, the Company issued 150,000 common shares for consulting services that were cancelled on May 29, 2024.

On July 25, 2024, the Company issued 5,517,000 common shares for cancelation of $306,500 payroll debt.

On July 26, 2024, the Company issued 140,534 common shares for cancelation of $101,739 debt for the consulting services provided.

On August 1, 2024, the Company issued 1,300,000 shares of preferred stock, featuring a 1:5 voting right, in exchange for 1,300,000 shares of common stock.

On August 9, 2024, the Company issued 527,002 common shares for cancelation of $375,000 debt for the consulting services provided.

On September 4, 2024, the Company issued 9,900,000 common shares for cancelation of $99,000 debt obligation.

On September 6, 2024, the Company issued 70,000 common shares for cancelation of $12,000 payroll debt.

On November 12, 2024, the Company issued 5,000,000 common shares for cancelation of $50,000 debt obligation.

On November 13, 2024, the Company issued 192,138 common shares for cancelation of $60,000 debt for the consulting services provided.

On November 20, 2024, the Company issued 67,000 common shares for cancelation of $22,164 payroll debt.

There were 137,131,580 shares of common stock issued and outstanding as of December 31, 2024.

Warrants

No warrants were issued or outstanding as of December 31, 2024.

Stock Options

The Company has never adopted a stock option plan and has never issued any stock options.

Note 9 – COMMITMENTS AND CONTINGENCIES

The Company rents an office at 44A Gedimino avenue, Vilnius, 01110, Lithuania, and operate in the USA via a virtual office located at 5348 Vegas Drive Las Vegas, NV 89108

On April 18, 2023, Vladimir Hanin resigned from the positions of the Chief Financial Officer (the “CFO”) and Secretary.

On April 20, 2023, the Company and Kenneth L. Waggoner entered into an Executive Compensation Agreement pursuant to which Mr. Waggoner was retained as Chief Executive Officer. In consideration for serving as CEO, Mr. Waggoner will receive an annual base salary of $720,000 payable in shares of common stock of the Company (the “CEO Shares”), which shall be increased to $1,440,000 upon the Company up-listing to a national exchange. The CEO Shares will be paid on a quarterly basis at the beginning of each quarter, prorated for partial quarters. The number of CEO Shares will be issued on a quarterly basis and shall be determined by dividing $180,000 (which is the quarterly pay for three months) by the Company’s 20-day VWAP. On April 26, 2023, the parties enter into Amendment No. 1 to Executive Compensation Agreement adding to the consideration of Mr. Waggoner for serving as CEO, that If Mr. Waggoner raises sufficient equity financing or other working capital, Mr. Waggoner shall be entitled to an additional bonus to be determine by the Company’s Board of Directors which in any event will not be less than $200,000 payable to the Executive within 30 days of such financing or infusion of capital.

On May 8, 2023, the Company and Percy Kwong (“PK”) entered into a Technology Advisor Compensation Agreement pursuant to which PK agreed to provide certain technical consulting services similar in nature to the services a Chief Technology Officer at a Nasdaq listed technology company of the same size as the Company would provide. In consideration for providing the services, PK will receive a quarterly base compensation of $150,000 payable in shares of common stock of the Company (the “PK Shares”). The PK Shares will be paid on a quarterly basis at the beginning of each quarter, prorated for partial quarters. The number of PK Shares to be issued on a quarterly basis shall be determined by dividing $150,000 (which is the quarterly pay for three months) by 85% of the Company’s VWAP prior to issuance, which shall at no point be less than $0.10 per share. once the Company’s Stock is listed on Nasdaq or any other National Stock Exchange, retroactive to April 15, 2023, the Company shall pay the Advisor a quarterly fee of $250,000 during the Term and any Additional Term.

On May 23, 2023, the Company, filed a Certificate of Amendment to its Articles of Incorporation changing the Company’s name to Avant Technologies Inc. (the “Name Change”). On May 23, 2023, in connection with the foregoing, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”), requesting confirmation of the Name Change and also to request the change of the Company’s ticker symbol from “TREN” to “AVAI” (the “Symbol Change”). On July 18, 2023, FINRA announced the Company’s Name Change and Symbol Change, which became effective on July 19, 2023 on the OTC Markets. The Name Change and Symbol Change do not affect the rights of the Company’s security holders. The Company’s securities will continue to be quoted on the OTC Markets. Following the Name Change, the stock certificates, which reflect the former name of the Company, will continue to be valid. Certificates reflecting the Name Change will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

On June 1, 2023, the Company issued to Mr. Cherniienko 5,250,000 common shares for cancelation of $94,500 debt.

On June 20, 2023, Mikhail Bukshpan, assigned his $5,217 debt to Mr. Vitalus Racius. A conversion clause was added to the Note, pursuant to which, the $5,217 debt is convertible at any time, at the discretion of Mr. Vitalis Racius, into shares of the Company’s Common Stock.

On June 27, 2023, Natalija Tunevic, the Company’s Secretary, accepted the resignation of Kenneth Waggoner, which was submitted by Mr. Waggoner through a third party. Mr. Waggoner's resignation was due to a perceived disagreement over the company's operations as dictated by the board of directors. Effectively immediately, Mr. Waggoner no longer represents the company or its employees or consultants in any way. Ms. Racius will fill the vacancy as interim CEO until the board appoints a new one.

On July 24, 2023, the Company and Danny Rittman entered into an Employment Agreement pursuant to which Mr. Rittman was retained as consultant filling in the task as a Chief Information Security Officer (“CISO”), though not an officer of the Company. In consideration for serving as CISO, Mr. Rittman will receive an annual base salary of $300,000 payable in shares of common stock of the Company (the “CISO Shares”), which shall be increased to $600,000 upon the Company up-listing to a national exchange. The CISO Shares will be paid on a quarterly basis at the beginning of each quarter, prorated for partial quarters. The number of CISO Shares to be issued on a quarterly basis shall be determined by dividing $75,000 (which is the quarterly pay for three months) by the Company’s 20-day VWAP. Mr. Rittman shall be paid a one-time $50,000 cash payment no later than thirty (30) days after the Company raises sufficient equity financing or other working capital. Dr. Rittman is a veteran software architect and integrated circuit technology expert with over 20 years of experience in the technology sector. From 2014 through the present, Dr. Rittman served as the Chief Technology Officer and as a director of GBT Technologies, Inc. (OTC: GTCH) (“GBT”), leading its technological direction and managing teams of mobile software developers. From 2012, through 2014, Dr. Rittman served as a Senior Integrated Circuit Consultant for Qualcomm / Max Linear, managing teams of integrated circuit designers within the mobile technology arena. From 2005 through 2010, Dr. Rittman served as the Founder and Chief Technology Officer of Micrologic Design Automation, leading the company’s technological direction, including architecture, design and development of EDA software tools. From 2002 through 2007, Dr. Rittman served as an Integrated Circuit CAD / Software Senior Consultant for IBM, managing integrated circuit back-end projects and leading back-end CAD and QA software tool development and. implementation. From 1995 through 2002, Dr. Rittman served as the Founder and VP of R&D for Bind-key Technologies, leading the company’s technological direction, research and development of EDA software tools for integrated circuits and back-end design. Dr. Rittman received a BS in Electrical Engineering - VLSI Design from the University of Bridgeport, graduating Magna Cum Laude in 1992; a MS in Computer Science VLSI Design, specializing in Automation Algorithms, from La Salle University, graduating Magna Cum Laude in 1996; and a PhD in Computer Science - VLSI Design, specializing in EDA Concepts and Algorithms, from La Salle University, graduating Summa Cum Laude in 1998. Dr. Rittman completed a master's degree in information and cybersecurity at Berkeley University. The UC Berkeley MICS (Master of Information and Cybersecurity) program is a graduate-level, accredited program providing comprehensive information and cybersecurity education. The School of Information (iSchool) offers it in collaboration with the College of Engineering at the University of California, Berkeley. The MICS program is designed to provide students with the technical and policy aspects of information and cybersecurity. It covers computer security, cryptography, network security, privacy, risk management, and cybercrime. The program emphasizes a hands-on, project-based approach to learning and provides students with opportunities to work on real-world cybersecurity problems. The MICS program provides participants with the cybersecurity skills and knowledge needed to assume leadership positions in private-sector technology companies and government and military organizations.

On July 27, 2023, the Company issued shares of Common Stock to Kenn Kerr, Paul Averill, and Percy Kwong in compliance with the Consulting as well as Employment and Compensation Agreements, pursuant to which Mr. Kerr, Mr. Averill and Mr. Kwong earned 69,367, 64,599 and 79,277 shares of Common Stock respectively for the relevant quarter as of July 1, 2023.

On August 17, 2023 the Company and Timothy Lantz (“TL”) entered into a Chief Product & Market Strategy Advisor Compensation Agreement (Agreement effective date of August 1, 2023) pursuant to which TL agrees to provide certain product & marketing consulting services similar in nature to the combined services a Chief Product Officer and Chief Marketing Officer at a Nasdaq listed technology company of the same size as the Company would provide. In consideration for providing the services, TL will receive a quarterly base compensation of $375,000 payable in shares of common stock of the Company, provided that at least 40% of the quarterly base compensation shall be paid in cash (the “TL Shares”). The TL Shares will be paid on a quarterly basis at the beginning of each quarter, prorated for partial quarters, commencing April 1, 2025. The number of TL Shares to be issued on a quarterly basis shall be determined by dividing the portion to be paid in shares (which is the quarterly pay for three months, less the cash portion) by 85% of the Company’s 10-day VWAP prior to issuance, which shall at no point be less than $0.10 per share. Once the Company’s Stock is listed on Nasdaq or any other National Stock Exchange, the Company shall pay the Advisor a quarterly fee of $450,000 during the Term, retroactive to August 1, 2023 and for any Additional Term.

On August 17, 2023, the Company accepted the initiative of Mrs. Tunevic to write off the Company`s salary debt in the amount of $114,600.00 with the possibility of converting this amount into restricted common shares at a value of $0.012 per share which is equivalent to 9,550,000 common shares. The Company approved the issuance and transfer of shares to third parties.

On October 2, 2023, the Company entered into a Securities Purchase Agreement with DL pursuant to which the Company issued to DL a Convertible Promissory Note (the “October 2023 DL Convertible Note”) in the aggregate principal amount of $126,000 for a purchase price of $105,000. The October 2023 DL Convertible Note has a maturity date of March 2, 2025 and the Company has agreed to pay interest on the unpaid principal balance of the DL Convertible Note at the rate of eight percent (8.0%) per annum from the date on which the October 2023 DL Convertible Note is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the October 2023 DL Convertible Note, provided it makes a payment including a prepayment to DL as set forth in the DL Convertible Note. The outstanding principal amount of the October 2023 DL Convertible Note may not be converted prior to the period beginning on the date that is 180 days following the date the DL Convertible Note is issued. Following the 180th day, DL may convert the October 2023 DL Convertible Note into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price during the 20-day period preceding the date of conversion. In addition, upon the occurrence and during the continuation of an event of default (as defined in the October 2023 DL Convertible Note), the October 2023 DL Convertible Note shall become immediately due and payable and the Company shall pay to DL, in full satisfaction of its obligations hereunder, additional amounts as set forth in the October 2023 DL Convertible Note. In no event shall DL be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by DL and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company. On April 2, 2024, the Company paid off the October 2023 DL Convertible Note, in cash for $137,549.

On October 20, 2023, the Company issued 3,000,000 shares of Common Stock to Vitalis Racius in exchange for related party loan accrued as of June 30, 2023.

On November 3, 2023, the Company and Timothy Lantz entered into an Employment Agreement pursuant to which Mr. Lantz was retained as Director and Chief Executive Officer (the “CEO”). In consideration for serving as CEO, Mr. Lantz will receive an annual base cash salary of $480,000 plus an annual cash bonus equal to 50% of the annual base salary, to be paid no later than March 15th of the year immediately following the year in which the bonus was earned. In addition, Mr. Lantz will be eligible to an equity compensation as following: (i) Incentive Stock Options (ISOs): Effective upon the Start Date, Mr. Lantz shall receive an initial options grant in the form of an ISO, in a quantity equivalent to 3% of the total outstanding common stock of the Company at that date, subject to the following key terms: (a) 4-year vesting, with a 1-year cliff (25% to vest immediately on the 1-yr anniversary of the Start Date, the remaining 75% to ratably vest monthly – 1/36 each month, thereafter.) (b) The strike price shall be $.01 per share. (ii) Restricted Stock Awards (RSAs): In keeping with Mr. Lantz’s current Advisory Agreement, the Company shall grant Mr. Lantz a quarterly RSA equal to $375,000 (the “Quarterly RSA”) for each calendar quarter beginning on August 1, 2023 and continuing throughout the term of employment, payable on a deferred basis. Payment shall be made in shares of common stock of the Company (“Stock”). The number of shares of Stock to be issued in such case will be determined by dividing that portion of the Quarterly RSA payable in Stock by 85% of the Company’s ten-day Volume Weighted Average Price (“VWAP”) of the Stock, for the ten-day period immediately prior to the date of issuance. This represents a 15% discount to the relevant VWAP, which discount shall at no point be less than $0.10 per share of Stock. Notwithstanding the foregoing, if the Stock is listed on Nasdaq or any other National Stock Exchange while Mr. Lantz is employed by, or performing advisory services for, the Company in any capacity, the Company shall increase the Quarterly RSA to $450,000 during such employment or performance of advisory services, which increase shall be applied retroactive to August 1, 2023. Mr. Lantz is an accomplished technology and operational entrepreneur who excels for over 20 years at all stages of business operations, developing and executing growth strategies, including start-up, growth, turn-around, and successful exit—to both strategic and financial buyers. Mr. Lantz served as the acting President & COO of Caresyntax Corporation sine 2019 to present, a Venture-backed, multi-national healthcare technology company focused on transforming perioperative care through technology. From 2014 to 2019, Mr. Lantz served as the acting COO and CIO of Sentry Data Systems, a Craneware Company a Healthcare technology company providing software, analytics, consulting services and real-world data/evidence related to pharmaceutical procurement, utilization and compliance to over 600 US hospitals, 7000 retail pharmacies, and domestic/international life sciences companies. The above offers and sales of the Shares were made to Mr. Lantz, an accredited investor, and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), with regards to the sales. No advertising or general solicitation was employed in offerings the securities. The offer and sale were made to an accredited investors and transfer of the securities was restricted by the Company in accordance with the requirements of the 1933 Act.

Effective November 3, 2023 with the appointment of Mr. Lantz as Director and Chief Executive Officer, Mr. Racuis vacated his position as CEO and continues serve as a Director, Chief Financial Officer and Treasurer of the Company.

Effective November 3, 2023 Paul Averill resigned as Chief Operating Officer of the Company, so that he may fully devote his efforts to his other business Mr. Averill’ resignation was not the result of any disagreements with management or board of directors of the Company. The Company under the guidance of Mr. Lantz will negotiate with Mr. Averill a consulting agreement potentially.

On November 20, 2023, the Company issued 3,000,000 shares of Preferred Stock, featuring a 1:5 voting right, instead of 3,000,000 shares of Common Stock issued to Vitalis Racius on October 20, 2023.

On November 21, 2023, the Company issued the shares of Common Stock to Kenn Kerr, Paul Averill, Percy Kwong and Danny Rittman in compliance with the Consulting as well as Employment and Compensation Agreements, pursuant to which Mr. Kerr, Mr. Averill, Mr. Kwong and Mr. Rittman earned 139,901, 160,211, 199,859 and 60,686 shares of Common Stock respectively for the relevant quarter as of October 2, 2023. The Company granted the issuance of the bonus to Paul Averill of a sum of 50,000 shares of Common Stock as a reward for exceptional assignment over the three months as of November 2023.

On November 21, 2023, the Company executed Amendments to Compensation Agreements effective as of December 1, 2023. Pursuant to these amendments, Ivan Lunegov, Vitalis Racius and Natalija Tunevic will receive annual base compensation amounts of $400,000, $200,000 and $50,000 respectively.

On November 24, 2023, the Company appointment Mr. Lunegov as Director while retaining his role as the current President of the Corporation, effective from November 24, 2023.

On November 27, 2023, the Company granted approval for the issuance of (i) 3,750,000 shares of Common Stock to Vitalis Racius, aligning with the Compensation Agreement and covering his payroll as of September 30, 2023, (ii) 3,750,000 shares of Common Stock to Ivan Lunegov in accordance with the Compensation Agreement and addressing his payroll as of May 31, 2023, (iii) 416,667 shares of Common Stock to Natalija Tunevic in compliance with the Amendment to Employment Agreement and corresponding to her payroll as of September 30, 2023.

On November 27, 2023, the Company approved the initiative from Treasure Drive Ltd. to convert and transfer part of Series A Preferred Stock shares in the amount of 1,950 Series A Preferred Stock shares into 26,973,528 shares of Common Stock of the Corporation to third parties in compliance with the Asset Purchase Agreement dated April 3, 2023, along with the Annex A “Notice of Conversion”.

On December 1, 2023, the Company authorized the allocation of (i) 1,000,000 shares of Preferred Stock, featuring a 1:5 voting right, to Vitalis Racius as bonuses in recognition of his outstanding performance from June 27, 2023 till November 3, 2023, concurrently assuming dual key executive roles as Chief Executive Officer and Chief Financial Officer; (ii) 2,000,000 shares of Common Stock to Ivan Lunegov, the current President and Director of the Corporation, as bonuses of appreciation for his exceptional contributions over the last two years of his employment; (iii) 1,000,000 shares of Preferred Stock, featuring a 1:5 voting right, to Natalija Tunevic, the Secretary of the Corporation, as bonuses for her years of dedicated service.

On December 11, 2023 (the "Effective Date"), the Company and Wired-4-Tech, Inc., controlled by Mr. Paul Averill ("Developer") entered into a Technology Co-Development Agreement (the "Agreement"). Pursuant to the Agreement, Developer agrees to develop and deliver certain unique and proprietary hardware and software developed and/or customized specifically (the "Technologies") for Company's exclusive use. Company will provide Developer with its specific requirements and specifications for the Technologies. Developer will be responsible for all aspects of the development and delivery of the Technologies, including design, engineering, testing, and deployment. The Company will have the right to review and approve the Technologies at various stages of development. Upon completion of the development of the Technologies, Developer will grant Client an exclusive, perpetual license to use, modify, and sublicense the Technologies. Developer will transfer all intellectual property rights of the Technologies to the Company.

On January 17, 2024, the Company entered into an Employment Agreement (the "Agreement") with Jared Pelski, and appoint Mr. Pelski to serves a Vice President – Business Development of the Company. Jared Pelski is not a relative of any director or executive officer of the Company and does not own more than 5% of the Company's outstanding common stock. Jared Pelski will undertake the responsibilities of Vice President of Business Development, without concurrent membership on the board.

On January 26, 2024, the Avant Technologies Inc. entered into an Employment Agreement (the "Agreement") with Angela Harris and appointed Mrs. Harris to assume the role of Chief Operating Officer for the Company. Angela Harris is not a relative of any director or executive officer of the Company and does not own more than 5% of the Company's outstanding common stock. Angela Harris will undertake the responsibilities of COO, starting February 1, 2024 (the “Start Date”) without concurrent membership on the board but as a member of the Senior Management Team.

On February 12, 2024, the Company entered into a Services Agreement with PCG Advisory, Inc., a New York corporation, to receive certain services in the areas of investor relations, strategic advisory and digital strategies in exchange for the issuance of 200,000 shares of common stock. On March 22, 2024, the Company revised and re-signed the Services Agreement dated February 12, 2024, with PCG Advisory, Inc., a New York corporation, to receive certain services in the areas of investor relations, strategic advisory and digital strategies, with the compensation revised to 150,000 shares of common stock. On March 22, 2024, the Company authorized and approved the issuance of 150,000 shares of Common Stock as compensation to PCG Advisory, Inc., a New York corporation, in exchange for their services. On May 29, 2024, the Company cancelled the issuance to PCG Advisory, Inc.

On April 5, 2024, the Company entered into an Asset Purchase Agreement (“APA”) with Wired4Health, Inc. (“Seller” or “W4H”), pertaining to certain technology assets, providing full-stack software development, database management, data integration, project management and cloud services resources. The assets being acquired include an agreement and amendments between W4H and Sentry Data Systems/Craneware, an agreement between W4H and Respec, Inc., agreements between W4H and all of its employees and contractors assigned to Sentry Data Systems/Craneware and Respec, Inc. customer accounts, Website and Internet Domain Name, Wired4Health.com and all of its content (the “Website“), and any other rights associated with the Website, including, without limitation, any intellectual property rights, all related domains, logos, customer lists and agreements, email lists, passwords, usernames and trade names, and all of the related social media accounts, if any, and any other associated rights, etc. (the “Assets”).

At closing, in consideration of acquiring the Assets, the Company paid Seller $2,200,000 through a combination of an amortizing secured promissory note in the principal amount of $1,200,000 (“Secured Note”) of the Company’s Series B Convertible Preferred Stock (the “Preferred Stock”). The Secured Note is payable by the Company to the Seller in 24 equal monthly installments of principal and interest in the amount of $52,427.22 on the first day of each month, beginning on the first day of the month following the closing of the transaction and continuing on the first day of each consecutive month thereafter until the note is fully paid, but in no case less than two billing cycles of W4H activity. The Secured Note bears interest of five percent (5%) per annum accrued monthly (0.42% per month on the outstanding principal balance).

The Preferred Stock Series B has an aggregate stated value of $1,000,000, where the conversion price is equal to the lesser of $1.00 per share each, on a fully diluted basis, or the volume-weighted average market price (VWAP) of the Company’s common stock as traded on the OTC Markets for the most recent 30 days prior to deal closure (the “Conversion Price”). Conversion will include a 4.99% beneficial ownership limitation and a leak out agreement allowing daily sales to not exceed 25% of the total daily volume.

The Secured Note is secured by the Assets pursuant to the terms of a Security Agreement which, among other things, will authorize the Seller to file a UCC1 Financing Statement in the State of Nevada. As of the date hereof, the Company is obligated on approximately $1,200,000 face amount of Secured Notes issued to the Seller. The Secured Note is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The offer, sale and issuance of the above securities was made to Seller as an accredited investor and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated there under with regard to the sale. No advertising or general solicitation was employed in offering the securities. The offer and sales were made to an accredited investor and transfer of the common stock will be restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.

Effective April 24, 2024, Mr. Lantz vacated his positions as CEO and Director of the Company. Mr. Lantz vacated without any conflicts with the Company's Board of Directors.

Effective April 24, 2024, Angela Harris resigned as Chief Operating Officer of the Company. Ms. Harris`s resignation was not the result of any disagreements with the Company’s Board of Directors.

Effective April 24, 2024, Jared Pelski resigned as Vice President – Business Development of the Company. Mr. Pelski`s resignation was not the result of any disagreements with the Company’s Board of Directors.

Effective April 24, 2024, the Company’s Board of Directors terminated the Employment Agreement with Timothy Lantz dated November 3, 2023; Employment Agreement with Jared Pelski dated January 17, 2024; and the Employment Agreement with Angela Harris dated January 26, 2024. The Employment Agreements with Mr. Lantz, Mr. Pelski, and Ms. Harris were canceled by mutual consent and none of the parties has a claim against any of the others.

On April 24, 2024, the Company and William Hisey entered into an Employment Agreement pursuant to which Mr. Hisey was retained as Interim Chief Executive Officer. William Hisey is not a relative of any director or executive officer of the Company and does not own more than 5% of the Company's outstanding common stock. Mr. Hisey will undertake the responsibilities of Interim CEO, starting April 25, 2024, without concurrent membership on the board but as a member of the Senior Management Team.

As previously disclosed, on April 5, 2024, the Company, entered into an Asset Purchase Agreement (“APA”) with Wired4Health, Inc. (“Seller” or “W4H”), pertaining to certain technology assets, providing full-stack software development, database management, data integration, project management and cloud services resources. The assets being acquired include an agreement and amendments between W4H and Sentry Data Systems/Craneware, an agreement between W4H and Respec, Inc., agreements between W4H and all of its employees and contractors assigned to Sentry Data Systems/Craneware and Respec, Inc. customer accounts, Website and Internet Domain Name, Wired4Health.com and all of its content (the “Website“), and any other rights associated with the Website, including, without limitation, any intellectual property rights, all related domains, logos, customer lists and agreements, email lists, passwords, usernames and trade names, and all of the related social media accounts, if any, and any other associated rights, etc. (the “Assets”).

At closing, in consideration of acquiring the Assets, the Company paid Seller $2,200,000 through a combination of an amortizing secured promissory note in the principal amount of $1,200,000 (“Secured Note”) of the Company’s Series B Convertible Preferred Stock (the “Preferred Stock”). The Preferred Stock Series B has an aggregate stated value of $1,000,000, where the conversion price is equal to the lesser of $1.00 per share each, on a fully diluted basis, or the volume-weighted average market price (VWAP) of the Company’s common stock as traded on the OTC Markets for the most recent 30 days prior to deal closure (the “Conversion Price”). Conversion will include a 4.99% beneficial ownership limitation and a leak out agreement allowing daily sales to not exceed 25% of the total daily volume. In connection with the offering, the Company filed a Certificate of Designation to its Articles of Incorporation designating 1,000,000 shares of its preferred stock.

On May 29, 2024, the Company cancelled the issuance of 150,000 shares of Common Stock to PCG Advisory, Inc. and voided the Services Agreement dated March 22, 2024, with PCG Advisory, Inc.

On June 3, 2024, the Company entered into a binding letter of intent (the “Letter of Intent”) with Flow Wave, LLC, a company formed in Florida (“FW”) which has developed supercomputer servers (“Assets”) pursuant to which the Company will acquire up to 50 fully developed supercomputer servers (the “Transaction”). Consummation of the Transaction shall be subject to the execution of a mutually satisfactory definitive agreement by the Company and FW (the “Definitive Agreement”) as well as standard corporate governance measures. Pursuant to the Letter of Intent, the Company is to acquire the Assets. The Company will be obligated to issue FW promissory note in the principal amount of $50 million payable by the Company to FW in six even monthly payments, bearing interest of five percent (5%) per annum accrued monthly (0.42% per month on the outstanding principal balance) with the payments commencing upon the Company successfully completing a minimum raise of $20,000,000. The Company will have six (6) months to make full cash payment (plus interest) to FW, post capital raise. In the event the Company fails to make full cash payment to FW within six months following the capital raise, the Definitive Agreement will be rendered null and void and the Company will return title and server equipment to FW in exchange for all historical payments made by the Company to FW. On June 5, 2024, the Company issued a press release announcing the Letter of Intent between FW and the Company.

On July 17, 2024 (the “Effective Date”), the Company entered into an equity financing agreement (the “Equity Financing Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS Investments, LLC (“GHS”), pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company (the “Shares”) having an aggregate Purchase Price of $20,000,000, subject to certain limitations and conditions set forth in the Equity Financing Agreement from time to time over the course of 24 months after an effective registration of the Shares with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC (the “Contract Period”).

The Equity Financing Agreement grants the Company the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of the shares of Common Stock contained in a Put will be 80% of the lowest traded price of the Company’s Common Stock during the ten consecutive trading days preceding the receipt by GHS of the applicable Put notice. Following an up-list to the NASDAQ or an equivalent national exchange by the Company - if at all, the Purchase price shall mean ninety percent (90%) of the lowest volume weighted average price during the Pricing Period, subject to a floor of $0.50 per share, below which the Company shall not deliver a Put. Such sales of Common Stock by the Company, if any, may occur from time to time, at the Company’s option, during the Contract Period. Subject to the satisfaction of certain conditions set forth in the Equity Financing Agreement, on each Put the Company will deliver an amount of Shares equaling 100% of the dollar amount of each Put. No Put will be made in an amount equaling less than $10,000 or greater than $500,000. Puts are further limited to GHS owning no more than 4.99% of the outstanding stock of the Company at any given time. The Equity Financing Agreement and the Registration Rights Agreement contain customary representations, obligations, rights, warranties, agreements and conditions of the parties. The Equity Financing Agreement terminates upon any of the following events: when GHS has purchased an aggregate of $20,000,000 in the Common Stock of the Company pursuant to the Equity Financing Agreement; on the date that is 24 calendar months from the date the Equity Financing Agreement was executed.

Actual sales of shares of Common Stock to GHS under the Equity Financing Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The Registration Rights Agreement provides that the Company shall use its best efforts to file with the SEC a Registration Statement registering the Shares.

On September 4, 2024, the Company’s Board of Directors authorized the issuance of 9,900,000 shares of Common Stock to settle the outstanding debt of $99,000 owed to our former Treasurer, COO, and Director, Mikhail Bukshpan.

Effective September 9, 2024, William Hisey vacated his position as Chief Financial Officer of the Company. Mr. Hisey`s vacated without any conflicts with the Company's board of directors. Mr. Racius, the current Chief Operating Officer, Director, and Treasurer, was reappointed as the Company's Chief Financial Officer while continuing his roles as Director and Treasurer.

On September 9, 2024, the Company entered into a Cancellation Agreement with Wired4Health, Inc. ("W4H"), a Florida corporation, mutually agreeing to terminate the Asset Purchase Agreement ("APA") dated April 5, 2024, between the two parties. The APA, originally executed on April 5, 2024, between Avant and Wired4Health, pertained to the acquisition of certain technology assets, including agreements with Sentry Data Systems/Craneware, Respec, Inc., and other intellectual property rights related to Wired4Health's business operations. In consideration for the acquisition, Avant had agreed to pay Wired4Health $2,200,000, partially through a secured promissory note and preferred stock.

As of September 9, 2024, both parties agreed to cancel and nullify the original APA under the following terms:

1.	Termination of the Original Agreement: The APA dated April 5, 2024, is terminated in its entirety. Any obligations under the Secured Promissory Note and related Security Agreement are rendered null and void;
2.	Retention of Payments: Any payments already made by Avant in the ordinary course of business toward the promissory note are retained by Wired4Health, with the remaining balance of the promissory note deemed void and unenforceable;
3.	Release of Claims: Both Avant and Wired4Health have mutually released and discharged each other from any claims, liabilities, or demands related to the APA. Neither party shall have any further obligations or claims against the other;
4.	Voidance of Instruments: The Secured Promissory Note and any other instruments associated with the APA are void and have no further legal effect;
5.	No Further Obligations: The parties have agreed that there are no further penalties, remedies, or obligations due to either party following the cancellation of the APA.

On October 30, 2024, the Company or “Avant”) and Chris Winter entered into an Employment Agreement (the “Agreement”) pursuant to which Mr. Winter was retained as Chief Operating Officer (“COO”). Chris Winter is not a relative of any director or executive officer of the Company and does not own more than 5% of the Company's outstanding common stock. Mr. Winter will undertake the responsibilities of COO, started November 1, 2024, without concurrent membership on the Board but as a member of the Senior Management Team. In consideration for serving as COO, Mr. Winter will receive a quarterly RSA equal 100,000 shares of common stock (the “Quarterly RSA”) for each calendar quarter beginning on November 1st, 2024 and continuing throughout the term of employment. Payment shall be made in shares of common stock of the Company (“Stock”). Due to the Start date being mid-Quarter, the shares will be prorated to 67,000 shares of the Company’s Common stock. The initial share issuance will be due at the signing by both Parties of this Employment Agreement. The Share Issuance will be at the beginning of each new Quarter. To the extent that any portion of the Quarterly RSA is paid in Stock, shares of Stock shall be fully earned and vested upon issuance. The number of shares of Stock to be issued in such case will be determined by dividing that portion of the Quarterly RSA payable in Stock by 85% of the Company’s thirty-day Volume Weighted Average Price (“VWAP”) of the Stock, for the thirty-day period immediately prior to the date of issuance. This represents a 15% discount to the relevant VWAP, which discount shall at no point be less than $0.10 per share of Stock. In connection with the issuance of any Quarterly RSA (the “RSA Quarterly Issuance”), the Company shall pay a bonus to Mr. Winter in an amount equal to the estimated tax owed by Chris Winter in connection to the RSA Quarterly Issuance (including a grossed-up amount to reflect the tax impact of such bonus). Such bonus shall be payable within ten days of the issuance.

Effective November 6, 2024, Kenneth L. Waggoner was terminated from his position as Chief Executive Officer (“CEO”) of the Company, following approval by the Board of Directors during their meeting. His departure was without any conflicts with the Board.

On November 7, 2024, Mr. Winter, the current Chief Operating Officer (the “COO”) was reassigned to the role of the Company's CEO from his previous position as COO.

On November 8, 2024, the Company entered into a Joint Venture and License Agreement (the “License Agreement”) with Ainnova Tech Inc. (“AINN”), which became effective as of November 11, 2024 (the “Effective Date”). Under the License Agreement, Avant and AINN will form a new Nevada Corporation called “Ai-Nova Acquistion Corp” (“AAC”) and contribute the proprietary rights to both North America (The United States and Canada) and Europe. Ainnova Tech is an Artificial Intelligence company focused on healthcare that has developed software for early detection of diseases through retinal scans and an innovative device for automatic retinal imaging in an accessible way. Currently detecting Diabetic Retinopathy and other retinal diseases; where it maintains and supports the source codes of its proprietary technologies, including Vision AI (“Technology Portfolio”). AINN has developed a Health tech solution based on the Artificial Intelligence that is ready for commercialization, as well as certain derivative technologies, which will position AAC to further develop or license certain code sources in the United States, Canada and Europe. In addition to the Technology Portfolio, AINN will contribute the Vision AI technology, as well as all of the associated technology associated to Retina scanning, services and resources for the development of the Technology Portfolio, including licensing agreements to AAC.

AVAI will contribute all of the capital required by AAC`s formation and operation for the next twelve (12) months, not to exceed $20,000,000 USD in capital and its resources in exchange for the of common stock of AAC (“AAC Shares”). AVAI will use its best efforts and also assist in arranging additional funding, as needed, at no cost to AINN. The ownership of AAC shall be 50% Avant and 50% AINN (each a “Member” and together, the “Members”).

The Distributions of profits from AAC will be made to the Members as follows: first, AINN to receive the balance sheet value of its business contributed to AAC; second, Avant to receive the capital it contributed to AAC; third, to AINN and Avant in accordance with their respective percentage ownership interests. AAC will be governed and operated pursuant to the terms of a limited liability company agreement. The parties agreed to expand the territories granted for the Technology Portfolio under the license to AAC to include the entire continental United States, Canada and Europe. AAC will issue 2,000,000 shares of common stock of AAC. AAC is strategically positioning its business and is seeking third parties to license, acquire, joint venture or enter such other strategic transaction with respect to the Technology Portfolio.

The foregoing is only a brief description of the material terms of the above corporate actions and agreements, and does not purport to be a complete description of the rights and obligations of the parties under those agreements, and such descriptions are qualified in their entirety by reference to the agreements which are filed as an Exhibit 10.1 to 8-K Report dated October 30, 2024.

On November 12, 2024, the Company approved the issuance of 67,000 shares of Common Stock as compensation to Mr. Winter in compliance with the Employment Agreement dated October 30, 2024.

On November 12, 2024, the Company’s Board of Directors authorized the issuance of 5,000,000 shares of Common Stock to settle the outstanding debt of $50,000 owed to Jurgita Bizonaite.

On November 13, 2024, the Company approved the issuance of 192,138 shares of Common Stock as compensation to Mr. Kerr in compliance with the Consulting Agreement dated July 1, 2024.

On December 18, 2024, the Company entered into a Securities Purchase Agreement and issued a Promissory Note (the “Note”), under which the Company has agreed to pay RED ROAD HOLDINGS CORPORATION, a Virginia corporation, or its registered assigns (the “Holder”), the sum of $179,400.00, along with any interest as specified in the Note, on or before October 30, 2025 (the “Maturity Date”). Interest will accrue on the unpaid principal balance from the Issue Date, in accordance with the terms set forth in the Note. The Note may not be prepaid in whole or in part, except as explicitly allowed therein. Any outstanding principal or interest not paid when due will bear Default Interest at a rate of 22% per annum from the due date until payment is made in full. All payments due under the Note, to the extent not converted into the Company’s common stock (par value $0.001 per share), shall be made in lawful money of the United States of America. Payments will be made to such address as the Holder may designate in writing. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement dated December 18, 2024, under which this Note was originally issued.

Note 10 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to December 31, 2024, through the date these financial statements were issued, and has determined that the followings represent material subsequent events to disclose in these financial statements:

On January 27, 2025, the Company entered into a Securities Purchase Agreement and executed a Promissory Note (the “Note”), under which the Company has agreed to pay to RED ROAD HOLDINGS CORPORATION, a Virginia corporation, or its registered assigns (the “Holder”), the sum of $93,150, together with any interest as specified in the Note, on or before November 30, 2025 (the “Maturity Date”). Interest will accrue on the unpaid principal balance from the Issue Date in accordance with the terms outlined in the Note. The Note may not be prepaid in whole or in part, except as explicitly permitted therein. In the event of any overdue principal or interest payments, a Default Interest rate of 22% per annum will apply from the due date until full payment is made. All payments due under the Note, to the extent not converted into the Company’s common stock (par value $0.001 per share), shall be made in U.S. dollars. Payments will be made to such address as the Holder may designate in writing. Capitalized terms used herein, and not otherwise defined, shall have the meanings ascribed to them in the Securities Purchase Agreement dated the same date as this Note, under which the Note was originally issued.

EXHIBITS.

The following exhibits are included as part of this report by reference:

5.1	Opinion of Sharon D. Mitchell, Attorney at Law

23.1	Consent of DylanFloyd Accounting & Consulting

31.1 31.2	Certification of Chief Executive Officer pursuant to Securities Exchange Act of 1934 Rule 13a-14(a) or 15d-14(a).

Certification of Chief Financial Officer pursuant to Securities Exchange Act of 1934 Rule 13a-14(a) or 15d-14(a).

32.1	Certifications of Chief Executive Officer pursuant to Securities Exchange Act of 1934 Rule 13a-14(b) or 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002.

32.2	Certifications of Chief Financial Officer pursuant to Securities Exchange Act of 1934 Rule 13a-14(b) or 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002.

107	Calculation of Registration Fee

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 28, 2025	AVANT TECHNOLOGIES INC.

	By:	/s/	Vitalis Racius
		Name:	Vitalis Racius
		Title:	Chief Financial Officer, Director & Treasurer

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated.

Signature	Title	Date

/s/ Natalija Tunevic	Secretary	February 28, 2025
Natalija Tunevic

/s/ Ivan Lunegov	President & Director	February 28, 2025
Ivan Lunegov

/s/ Vitalis Racius	Chief Financial Officer, Director & Treasurer	February 28, 2025
Vitalis Racius

/s/ Chris Winter	Chief Executive Officer	February 28, 2025
Chris Winter